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                                                                     EXHIBIT 4.4


                                  SAVINGS PLAN


                                    ARTICLE I
                                   DEFINITIONS

         Where required by the context, the noun, verb, adjective and adverb forms of each defined term includes any of its other forms and the singular includes the plural and the plural includes the singular. "He", "him" and "his" include "she", "her" and "hers".

         1.1 ACCOUNTING YEAR: Each accounting year of the Employer while the Plan is in effect.

         1.2 ACCRUED BENEFIT: The balance of a Member's Trust Fund Account as most recently determined under Article X (Trust Fund Valuation; Statements).

         1.3 ADOPTION AGREEMENT: The Agreement by which the Employer adopts this Plan.

         1.4 AFFILIATE: Any corporation or unincorporated trade or business under common control with the Employer (as determined under Code Sections 414(b), (c) and (o)) and, effective for Plan Years beginning after November 30, 1980, a member of an affiliated service group which includes the Employer (as determined under Code Section 414(m)).

         1.5 ALLOCATION DATE: The last day of each Plan Year.

         1.6 ALLOCATION FORMULA: The formula described in Section 3.1 of the Adoption Agreement [and Sections 1.59 (Qualified Matching Contribution) and 1.60 (Qualified Non-Election Employer Contribution)] and applied to allocate the Employer Contribution for each Plan Year and the Forfeitures that arise during that Plan Year among the Trust Fund Accounts of Members. That allocation will be made no less frequently than annually as of each Allocation Date.

         1.7 ALTERNATE PAYEE: Any spouse, former spouse, child or other dependent of the Member who is recognized under a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable to that Member under the Plan.

         1.8 APPROVED ABSENCE: An Employee's absence under a nondiscriminatory policy established by the Employer:

         (a)      for a period authorized by the Employer;

         (b) during a layoff or furlough ending when his recall rights expire;



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         (c)      for any period his reemployment rights are protected by law;
                  or

         (d) for any absence attributable to the Employee's pregnancy, birth of the Employee's child, placement of a child in connection with adoption of that child by the Employee or caring for the child during the period immediately following the birth or placing for adoption of that child (referred to in this Plan as an absence for maternity/paternity purposes).

         1.9 BENEFICIARY: The person or persons which a Member designates to receive any death benefits under the Plan. This designation may be made only on a form and in the manner approved by the Committee and may be revoked or amended at any time in a similar manner. If there is no effective designation, the Member's Beneficiary will be his surviving spouse, or his estate if there is no surviving spouse. If a Member has designated his spouse as his Beneficiary, except to the extent specifically provided otherwise by a Qualified Domestic Relations Order, that designation shall be considered revoked at the time the Member thereafter is divorced from that spouse, obtains a dissolution of marriage, or has the marriage to that spouse annulled.

         Effective for Plan Years beginning after December 31, 1984, a Member's Beneficiary will be his surviving spouse, if any, unless the Member's spouse consents in writing and acknowledges the effect of the Member's designation of another named Beneficiary on a form prescribed by the Plan Administrator. The spouse's consent must be witnessed by a representative of the Plan Administrator or by a notary public and must be filed with the Plan Administrator. Once filed, that consent may not be revoked and no further consent is required from that spouse unless the Member changes his Beneficiary. In that case, the Member's spouse must consent to the change unless the effect is to designate the Member's spouse as his Beneficiary. However, a spouse's consent may expressly permit a Member to change his Beneficiary designation without further consent by the spouse. If an unmarried Member designates a Beneficiary and later marries, his earlier designation will not be effective unless:

         (a)      he designated his spouse as his Beneficiary, or

         (b) his spouse consents to his earlier designation of another named Beneficiary.

If a consenting spouse dies, or a Member and his consenting spouse divorce, and the Member remarries, except as provided in a Qualified Domestic Relations Order, the Member's designation of a named Beneficiary other than the subsequent spouse will not be effective unless the subsequent spouse consents in the manner described in this Section.

         1.10     BREAK-IN-SERVICE:

         (a)      If the Employer has elected the Elapsed-Time alternative under
                  Section 2.5 of the Adoption Agreement, a Period of Severance of one Year. If a Member is absent for maternity/paternity purposes (as defined in Section 1.8(d)) and if that absence began during Plan Years beginning after December 31, 1984, the twelve



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                  consecutive month period beginning on the first anniversary of the date the absence began will not be counted as a Break-in-Service.

         (b)      If the Employer has elected the Hour-Count alternative under
                  Section 2.5 of the Adoption Agreement, an Eligibility or Vesting Year during which a Member is credited with fewer than 501 Hours of Service. Hours of Service credited during an Approved Absence for maternity/paternity purposes (Section 1.8(d)) starting during Plan Years beginning after December 31, 1984, will be credited to the Year in which the absence began if necessary to prevent a Break-in-Service. To the extent not needed for that purpose, those Hours will be credited to the following Year.

         1.11 CODE: The Internal Revenue Code of 1986, as amended. Reference to any Section of the Code includes any successor provision.

         1.12 COMMITTEE: The committee established under Article XI (Administration), or if no such committee is established, the Plan Administrator shall have all of the rights, powers and duties granted to the Committee under the Plan.

         1.13 COMPENSATION:

         (a) The amount paid or made available (as appropriate) to an Employee by the Employer for services performed as specified in Section 3.2 of the Adoption Agreement. The options permitted to be elected by the Employer under Section 3.2(b) of the Adoption Agreement are further defined as follows:

                  (1) "Information required to be reported under sections 6041 and 6051 (Wages, Tips and Other Compensation Box on Form W-2" means wages as defined in Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d) and 6051(a)(3), determined without regard to any rules under Code
                           Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

                  (2) "Section 3401(a) wages" means wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code
                           Section 3401(a)(2)).

                  (3) "415 safe-harbor compensation" means wages, salaries, and fees for professional services and other amounts received (without regard to



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                           whether or not an amount is paid in cash) for
                           personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Reg. 1.62-2(c)), and excluding the following:

                            (i) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                           (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                          (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                           (iv) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code
                                    Section 403(b) (whether or not the
                                    contributions are actually excludable from the gross income of the Employee).

                  (4) "All compensation within the meaning of Code Section 415(c)(3) and excluding all other compensation" means 415 safe-harbor compensation, as defined above, plus the following:

                            (i)     Amounts described in Code Sections
                                    104(a)(3), 105(a) and 105(h), but only to
                                    the extent that these amounts are includable in the gross income of the Employee;

                           (ii) Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code Section 217;

                          (iii) The value of a nonqualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option



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                                    is includable in the gross income of the
                                    Employee for the taxable year in which
                                    granted; and

                           (iv) The amount includable in the gross income of an Employee upon making the election described in Code Section 83(b).

         (b)      (1)      In addition to other exclusions selected in
                           Section 3.2 of the Adoption Agreement, annual
                           Compensation will not include Employer Contributions or Forfeitures or amounts earned greater than $200,000 (as adjusted by the Secretary of the Treasury under Code Section 415(d)) for any Plan Year beginning after December 31, 1988.

                  (2) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B).

                  (3) The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the annual compensation limit under paragraph (1) or (2) of this Section 1.13(b) will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

                  (4) For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision. If Compensation for any prior Determination Period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation of that prior Determination Period is subject to the OBRA '93 annual compensation limit in effect for the prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                  (5) In determining the Compensation of a Participant for purposes of the Code Section 401(a)(17) limit on Compensation, the rules under Code Section 414(q)(6) will be applied except that the term "family" will include only the Participant's spouse and any of the Participant's lineal descendants who have not reached age 19 before the end of the Plan Year. If, after application of those rules, the Code Section 401(a)(17) limit has been exceeded [except for purposes of determining the portion of Compensation to be included in the



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                           "wage base" (as defined in Section 3.1(b)(i)(B) of
                           the Adoption Agreement), if the Employer has elected to cause the Plan to take advantage of permitted disparity under Section 3.1(b)(i)(B) of the Adoption Agreement], the limitation will be prorated among affected persons in proportion to the Compensation of each of them as determined under this Section before application of this limitation.

         1.14 COVERED UNIT: Those Employees specified in Section 2.1 of the Adoption Agreement.

         1.15 DEDUCTIBLE EMPLOYEE CONTRIBUTIONS: A Member's contributions under
Section 3.4. No Deductible Employee Contributions will be accepted for calendar years beginning after December 31, 1986.

         1.16 DETERMINATION DATE: The date on which the Plan Administrator determines whether the Plan is Top-Heavy, Super Top-Heavy or part of a Top-Heavy Group. That date is the last day of the preceding Plan Year or the last day of the first Plan Year.

         1.17 DETERMINATION PERIOD: A period of five years ending on the Determination Date.

         1.18 DIRECT ROLLOVER: A payment by the Plan to the Eligible Retirement Plan specified by the Distributee, provided that a Distributee's election of a Direct Rollover shall be subject to the following requirements:

         (a) If the Distributee elects to have only a portion of an Eligible Rollover Distribution paid to an Eligible Retirement Plan in a Direct Rollover, that portion must be equal to at least $500.

         (b) If the entire amount of a Distributee's Eligible Rollover Distribution is $500 or less, the distribution may not be divided. Instead, the entire amount must either be paid to the Distributee or to an Eligible Retirement Plan in a Direct Rollover.

         (c) A Distributee may not elect a Direct Rollover if the Distributee's Eligible Rollover Distributions during a year are reasonably expected by the Plan Administrator to total less than $200.

         1.19 DISABILITY: An inability of the Member to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment must be supported by medical evidence. However, it does not include any injury or disease which:

         (a) was contracted, suffered or incurred while the Member was engaged in, or resulted from his having engaged in a criminal enterprise;

         (b)      was intentionally self-inflicted;



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         (c)      arose out of service in the armed forces of any country;

         (d) resulted from chronic or excessive use of intoxicants, drugs or narcotics;

         (e) arose as a result of or while working for an employer other than the Employer or an Affiliate; or

         (f)      arose after his Severance from Service.

         The Committee will determine whether a Member is Disabled on the basis of medical advice and examination and any other facts known to it.

         1.20 DISTRIBUTABLE CREDIT: The amount determined under Section 4.4 (Determination of Distributable Credit) to be distributable to a Member or his Beneficiary after the Member's Severance from Service.

         1.21 DISTRIBUTEE: Includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an Alternate Payee are Distributees with regard to the interest of the spouse or former spouse.

         1.22 EARLY RETIREMENT DATE: The date a Member satisfies the requirements for Early Retirement specified in Section 4.3 of the Adoption Agreement.

         1.23 EFFECTIVE DATE: The date specified in Section 1.1 of the Adoption Agreement.

         1.24 ELIGIBILITY YEAR: The Year specified in Section 2.3 of the Adoption Agreement, and applied to determine an Employee's eligibility to participate in the Plan.

         1.25 ELIGIBLE EMPLOYEE: Except as provided in Section 2.3 (Eligibility for Re-Participation), each Employee who is a member of the Covered Unit, and who has satisfied the eligibility conditions specified in Section 2.2(b) of the Adoption Agreement.

         1.26 ELIGIBLE RETIREMENT PLAN: An individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         1.27 ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

         (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the

                  Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more;

         (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); and

         (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         1.28 EMPLOYEE: Any person employed by and receiving Compensation from the Employer or an Affiliate and any person on Approved Absence who was so employed when his Approved Absence began.

         1.29 EMPLOYEE DEFERRED CONTRIBUTION: The amount which a Member elects to contribute to the Plan as provided in Section 3.2 in lieu of cash compensation. That amount, when combined with the portion of the Employer Contribution allocated to his Trust Fund Account, may not exceed the limit imposed by Code Section 404 and, when combined with other "Annual Additions" (as defined in Section 4.3(b)) for that Plan Year, may not exceed the limit imposed by Code Section 415. These amounts are intended to qualify as an exclusion from gross income under Code Section 401(k) for federal income tax purposes.

         1.30 EMPLOYER: The entity adopting the Plan by execution of an Adoption Agreement (and any successor to that entity as described in Section 14.4).

         1.31 EMPLOYER CONTRIBUTION: The Employer's contribution to the Trust Fund for a Plan Year consisting of the Non-Elective Employer Contribution, the Qualified Non-Elective Employer Contribution, the Employer Matching Contribution, and the Qualified Matching Contribution.

         1.32 EMPLOYER MATCHING CONTRIBUTION: The Employer Contributions made pursuant to Section 3.1(b)(ii) of the Adoption Agreement on account of Employee Deferred Contributions or Voluntary Employee Contributions to the Plan.

         1.33 EMPLOYMENT DATE: The date an Employee is credited with his first Hour of Service following either initial employment or reemployment after a Break-in-Service. If the Employer maintains the plan of a predecessor employer, service with such predecessor will be treated as service for the Employer.

         1.34 ENTRY DATE: The date(s) specified in Section 2.4 of the Adoption Agreement and applied to determine when an Eligible Employee or a Salary Deferral Employee becomes a Member.

         1.35 ERISA: The Employee Retirement Income Security Act of 1974, as amended. References to any Section of ERISA include any successor provision.

         1.36 FAMILY MEMBER: An affected Member's spouse, lineal descendants and ascendants and their spouses, as described in Code Section 414(q)(6)(B).

         1.37 414(S) COMPENSATION: The compensation measured using an underlying definition that satisfies Code Section 414(s).

         1.38 HIGHLY COMPENSATED EMPLOYEE: An Employee or a Family Member who performed services for the Employer or an Affiliate during the "determination year" and is in one or more of the following groups:

         (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent of the capital or profits interest in the Employer. In determining percentage ownership, employers that otherwise would be aggregated under Code Sections 414(b),
                  (c), (m) and (o) will be treated as separate employers.

         (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000, adjusted as provided in Code Section 415(d).

         (c) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000, adjusted as provided in Code Section 415(d) and were in the Top Paid Group (as defined in Code Section 414(q)(4)) of Employees for the Plan Year.

         (d) Employees who during the "look-back year" were officers of the Employer (as that term is defined in Regulations under Code
                  Section 416) and who received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers will be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

         (e) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and who also are described in part (b), (c) or (d) of this Section if those paragraphs are modified to substitute "determination year" for "look-back year".

         (f)      For purposes of this Section:

                   (1) The "determination year" is the Plan Year for which testing is being performed, and, subject to Section
                           1.7 of the Adoption Agreement, the "look-back year" is the immediately preceding twelve-month period.

                  (2) The "look-back year" described in (i) above, if the Employer elects pursuant to Section 1.7 of the Adoption Agreement, may instead be the calendar Year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) is the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the dollar threshold amounts specified in (b), (c) and (d) above will be prorated based upon the number of months in the "lag period".

                  (3)      "415 Compensation" is that compensation described in
                           Section 4.2(e).

                  (4) "Employee" includes all persons employed during the "determination year" and the "look back year" and former Employees who were Highly Compensated Employees after attaining age 55.

                  (5) If an Employee is, during a "determination year" or "look-back year," a Family Member of either a "five percent owner" who is an active or former employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer during that year, then the Family Member and the "five percent owner" or top-ten Highly Compensated Employee will be aggregated. In that case, the Family Member and five percent owner or top-ten Highly Compensated Employee will be treated as a single employee receiving compensation and plan compensation or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and "five percent owner" or top-ten Highly Compensated Employee.

                  (6) The determination of who is a Highly Compensated Employee, including the determination of the number and identity of the Employees in the top-paid group, the top 100 employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code
                           Section 414(q) and regulations under that Section.

         1.39 HOUR OF SERVICE: An hour, determined under the Employer's or Affiliate's customary personnel practices:

         (a) which is compensable for the performance of duties. An hour paid at a premium rate will be counted only as a single hour. Each hour will be credited to the Year when the duties are performed;

         (b) for which no duties are performed (whether or not the Employee remains an Employee) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, or leave of absence, or Approved Absence to a maximum of eight hours per day and 40 hours per week provided, however, that (except in the case of U.S. military service) not more than 501 Hours of Service will be credited under this subsection for any continuous period of absence whether or not it occurs in a single computation period. These Hours will be credited to the Year in which the absence occurs unless the absence extends beyond one Year. If it does, the hours will be allocated between not more than the first two Years on a reasonable basis consistently applied for all Employees in the same reasonably defined job classification. However, Hours of Service credited during an Approved Absence for maternity/paternity purposes (Section 1.8(d)) starting during Plan Years beginning after December 31, 1984, will be credited to the Year in which the absence began if necessary to prevent a Break-in-Service. To the extent not needed for that purpose, those Hours will be credited to the following Year; or

         (c) which is not credited under subsection (a) or (b) but for which back pay is payable. These hours will not be reduced for any interim earnings opportunities and will be credited to the Years when the pay was lost rather than when the payment was made.

         (d) No Hours of Service will be credited for payment under a plan maintained solely to comply with applicable workers' compensation, unemployment compensation or disability insurance laws, or for a payment which only reimburses an Employee for his medical or medically-related expenses.

         In applying these rules, no more than one Hour of Service will be credited for any hour of an Employee's employment or absence from employment. To the extent not included in this definition, the rules in Paragraphs (b) and (c) of Department of Labor Regulation Section 2530.200b-2 (relating to the calculation of Hours of Service when no duties are performed and to crediting Hours of Service to computation periods) are made part of the Plan as provided by Department of Labor Regulation Section 2530.200b-2(f).

         1.40 INVESTMENT MANAGER: A fiduciary (other than those designated in Section 11.1) appointed by the Employer to manage, acquire or dispose of any asset of the Trust Fund who acknowledges in writing his fiduciary obligation to the Plan and Trust and who is:

         (a) an investment advisor registered under the Investment Advisor's Act of 1940;

         (b)      a bank as defined in that Act; or

         (c) an insurance company qualified to perform investment management services under the laws of more than one State of the United States.

         1.41     KEY EMPLOYEE:

         (a) each Employee or former Employee (and his Beneficiary) who at any time during the Determination Period:

                  (i) was an officer of the Employer or an Affiliate receiving annual compensation greater than 50 percent of the amounts in effect under Code Section 415(b)(l)(A) in any Plan Year during the Determination Period;

                  (ii) was one of the ten Employees owning (or considered as owning under Code Section 318) both more than 1/2 percent interest of the Employer or an Affiliate and the largest interest of the Employer or an Affiliate (considering the largest interest owned at any time during the Year) but only if he had annual compensation of more than the dollar limitation under Code Section 415(c)(1)(A) for the calendar Year ending coincident with or immediately after the Determination Date;

                  (iii) was a "five percent owner" (as defined in Section 1.38(a)) of the Employer or an Affiliate; or

                  (iv) was a "one percent owner" of the Employer or an Affiliate and had annual compensation of more than $150,000 from the Employer and/or any Affiliate. The term "one percent owner" means any person who would be described under Section 1.38(a) as a "five percent owner" if "one percent" were substituted for "five percent" each place it appears in the definition of "five percent owner" under Section 1.38(a).

         (b) the determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and Regulations issued under that Section.

         (c) For purposes of this Section, "annual compensation" means the amount used to determine compliance with Code Section 415 under Section 4.2, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b).

         1.42 LEASED EMPLOYEE: Any person who is not an Employee of the Employer or an Affiliate but who is performing services for the Employer or an Affiliate (the "Recipient") if:

         (a) those services are performed under an agreement between a Recipient and another entity (the "Leasing Organization");

         (b) the person has performed those services for the Recipient (or the Recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for at least one Year; and

         (c) those services are of a type historically performed in the Recipient's business field by employees.

                  Contributions or benefits provided to a Leased Employee by the Leasing Organization which are attributable to services performed for the Recipient will be treated as provided by the Recipient.

                  A Leased Employee will not be considered an Employee of the Recipient if:

         (d) Leased Employees do not constitute more than 20 percent of the Recipient's nonhighly compensated workforce; and

         (e) that Leased Employee is covered by a money purchase pension plan providing:

                  (i) a nonintegrated employer contribution rate of at least 10 percent of compensation as defined in Code
                           Section 415(c)(3) but including amounts which are excluded from the person's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b);

                  (ii)     immediate participation; and

                  (iii)    full and immediate vesting.

         1.43 LIMITATION YEAR: The Year specified in Section 1.6 of the Adoption Agreement, applied to determine whether the Plan complies with the benefit limitation of Code Section 415. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year during which the amendment is made.

         1.44 MARRIED MEMBER ANNUITY: The form of benefit payment described under Section 4.5(e) of the Adoption Agreement, if made available under the Plan.

         1.45 MEMBER: A Participant, a person with a deferred vested interest (an inactive Participant), a Retiree with a retained interest in the Trust Fund, or a former Participant who has been suspended under Section 2.4 (Suspension of Participation), but not an Alternate Payee.

         1.46 NET PROFITS: The Employer's earnings and profits for the current or any preceding Accounting Year computed under generally accepted accounting principles. Net Profits for any Accounting Year will be computed without deduction for (a) amounts paid or payable as an Employer Contribution for any Plan Year, or (b) the Employer's federal, state and local income taxes for any Accounting Year.

         1.47 NON-ELECTIVE EMPLOYER CONTRIBUTION: Contributions made pursuant to Sections 3.1(a)(i) or 3.1(d) and 3.3 of the Adoption Agreement.

         1.48 NON-HIGHLY COMPENSATED EMPLOYEE: Any Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee who is either a five percent owner or in the group consisting of the ten Highly Compensated Employers paid the greatest compensation during the year.

         1.49 NON-KEY EMPLOYEE: Any Employee who is neither a Key Employee, nor a Beneficiary of a Key Employee.

         1.50 NORMAL RETIREMENT DATE: The date a Member satisfies the requirements for normal retirement specified in Section 4.4 of the Adoption Agreement.

         1.51 OWNER-EMPLOYEE: An Employee who:

         (a) owns the entire interest of the Employer or an Affiliate which is an unincorporated trade or business;

         (b) owns more than 10% of the capital or profits interest of the Employer or an Affiliate which is a partnership; or

         (c) to the extent provided in regulations under the Code, is an owner-employee.

         If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for those other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the employees of this and all other of those controlled trades or businesses.

         If this Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than those provided for Owner-Employees under this Plan.

         If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not commonly controlled and that individual controls a trade or business, the contributions on behalf of or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

         For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

         (d) own the entire interest in an unincorporated trade or business; or

         (e) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

         For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees will be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which the Owner-Employee, or those two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

         1.52 PARTICIPANT: An Eligible Employee or Salary Deferral Employee who has qualified for participation under Section 2.1 (Participation) and who has not Severed from Service or who has not been suspended under Section 2.4 (Suspension of Participation).

         1.53 PERIOD OF SERVICE:

         (a) If the Employer has selected the Elapsed-Time alternative under Section 2.5 of the Adoption Agreement, the period between an Employee's Employment Date and his Severance from Service. Since the Effective Date:

                  (i) Period of Service includes an Employee's Period of Severance if he is re-employed by the Employer or an Affiliate before a Break-in-Service;

                  (ii) Except for determining eligibility to participate and subject to Sections 2.3 (Eligibility for Re-Participation) and 4.6 (Forfeitures), Periods of Service less than a full Year will be aggregated; and

                  (iii) Any portion of a Period of Service which is less than a full Year will be stated as a fractional Year, with each full or partial month equal to 1/12th of a Year.

         (b)      If the Employer has selected the Hour-Count alternative under
                  Section 2.5 of the Adoption Agreement, each Vesting Year or Eligibility Year (as appropriate) since the later of the Effective Date or the effective date of ERISA during which an Employee is credited with at least 1,000 (or such other number specified in Section 2.3(c)(i) of the Adoption Agreement) Hours of Service. For years before the later of those dates, Periods of Service will be credited under the terms of the Plan as in effect when that service was performed.

         (c) Periods of Service before the Effective Date remain credited as they were under any plan which is a predecessor to this Plan.

         1.54 PERIOD OF SEVERANCE: The period between an Employee's Severance from Service and the date on which he next is credited with an Hour of Service.

         1.55 PERMISSIVE AGGREGATION GROUP: All qualified employee pension benefit plans (as defined under Section 3(2) of ERISA) in the Required Aggregation Group and any qualified employee pension benefit plan sponsored by the Employer or an Affiliate which are not part of the Required Aggregation Group, but which satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the Required Aggregation Group and which the Employer elects to include in the Permissive Aggregation Group.

         1.56 PLAN: This plan with any amendments.

         1.57 PLAN ADMINISTRATOR: The person designated in Section 1.4 of the Adoption Agreement, even though discretionary authority, control and responsibility for management and administration of the Plan and Trust has been or may be delegated to other persons or entities. The Plan Administrator is the agent for service of legal process on the Plan.

         1.58 PLAN YEAR: The period specified in Section 1.5 of the Adoption Agreement.

         1.59 QUALIFIED MATCHING CONTRIBUTION: The portion of the Employer Contribution which is made on account of Employee Deferred Contributions or Voluntary Employee Contributions and which is designated by the Employer as a qualified matching contribution and thereby becomes (or pursuant to other provisions of the Plan are) immediately nonforfeitable and nondistributable before any of the events described in Code Section 401(k)(2)(B). Unless otherwise specified by the Employer in connection with its making a Qualified Matching Contribution, Qualified Matching Contributions shall be allocated among the Qualified Matching Contribution Accounts of the Non-Highly Compensated Participants in the same manner as the Employer Matching Contributions for the Plan Year to which they relate.

         1.60 QUALIFIED NON-ELECTIVE EMPLOYER CONTRIBUTION: The portion of the Employer Contribution designated by the Employer as a qualified non-elective employer contribution and which thereby become (or pursuant to other provisions of the Plan are) immediately nonforfeitable and nondistributable before any of the events described in Code Section 401(k)(2)(B). Unless otherwise specified by the Employer in connection with its making a Qualified NonElective Employer Contribution, Qualified Non-Elective Employer Contributions shall be allocated among the Qualified Non-Elective Employer Contribution Accounts of the Non-Highly Compensated Participants in the same manner as the Non-Elective Employer Contributions for the Plan Year to which they relate.

         1.61 QUALIFIED DOMESTIC RELATIONS ORDER: A judgment, decree or order (including approval of a property settlement agreement) which is issued on or after January l, 1985, pursuant to a State's domestic relations law (including a community property law) and which meets the requirements of Code Section 414(p); provided, however, that a judgment, decree, or order which is issued before January 1, 1985, pursuant to a state's domestic relations law will be treated as a Qualified Domestic Relations Order whether or not it meets the requirements of Code Section 414(p) if payment of benefits pursuant to that judgment, decree, or order has commenced as of January 1, 1985.

         1.62 REQUIRED AGGREGATION GROUP: The Plan and any other qualified employee pension benefit plan (as defined under Section 3(2) of ERISA) sponsored by the Employer or an Affiliate (i) in which a Key Employee participates or participated during the Determination Period, or (ii) which enables the Plan to meet the requirements of Code Sections 401(a)(4) or 410. A terminated plan will be aggregated if it was maintained within the Determination Period for the Plan Year in question and would, but for the fact that it terminated, be part of the Required Aggregation Group for that Plan Year.

         1.63 RESERVE ACCOUNT: The account established under Section 7.5 (Reserve Accounts) to which a Distributable Credit is transferred.

         1.64 RETIREE: A Member who has Severed from Service because of Retirement.

         1.65 RETIREMENT: A Member's Severance from Service for (a) Disability before his Early or Normal Retirement Date, or (b) any reason other than death, after his Early or Normal Retirement Date.

         1.66 ROLLOVER AMOUNT: With respect to distributions made on or before December 31, 1992, any amount defined in (a) Code Sections 402(a)(5) or 403(a)(4) (relating to certain lump-sum distributions from an employee trust or employee annuity described in Code Sections 401(a) or 403(a)), or (b) Code
Section 408(d)(3) (relating to certain distributions from an individual retirement account or an individual retirement annuity), or (c) Code Section 409(b)(3)(C) (relating to certain distributions from a retirement bond). The references to various Code sections in this section are references to those Code Sections which were in effect prior to January 1, 1993.

         1.67 SALARY DEFERRAL EMPLOYEE: Except as provided in Section 2.3 (Eligibility for Re-Participation), each Employee who is a Member of the Covered Unit, and who has satisfied the eligibility conditions specified in Section 2.2(a) of the Adoption Agreement.

         1.68 SEGREGATED AND INDIVIDUALLY DIRECTED ACCOUNT: A Member's Trust Fund Account or Reserve Account, the investment of which is individually directed by the Member as provided in Section 7.3 of the Trust, if such is permitted under Section 3.4 of the Adoption Agreement.

         1.69 SELF-EMPLOYED INDIVIDUAL: An Employee other than a common-law employee who receives "earned income" as defined in Code Section 401(c) and, to the extent provided in regulations issued by the Department of the Treasury, a person who would be within the meaning of the preceding definition except that the trade or business carried on has no net profits for the taxable year and an individual who has been a self-employed individual within the meaning of the preceding sentence for a prior taxable year. For those purposes, "earned income" means net earnings from self-employment (as defined in Code Section 1402(a)), but determined (i) only with respect to a trade or business in which the taxpayer's personal services are a material income-producing factor, (ii) without regard to Code Sections 1402(c)(4) and (5), (iii) in the case of any individual who is treated as an employee under Code Sections 3121(d)(3)(A), (C) or (D) without regard to Code Section 1402(c)(2), (iv) without regard to items which are not included in gross income for purposes of Chapter 1 of the Code and the deductions properly allocable to or chargeable against those items, (v) with regard to the deductions allowed by Code Section 404 to the taxpayer, and (vi) with regard to the deduction allowed to the taxpayer by Code Section 164(f) for taxable years beginning after December 31, 1989.

         1.70 SETTLEMENT DATE: The date (plus any extension) on which the Employer is required to file its federal income tax return for the preceding Accounting Year.

         1.71 SEVERANCE FROM SERVICE:

         (a)      If the Employer has elected the Elapsed-Time alternative under
                  Section 2.5 of the Adoption Agreement, the earliest of the date an Employee:

                  (i)      quits,
                  (ii)     Retires,
                  (iii)    is discharged,
                  (iv)     dies, or
                  (v)      is continuously absent (with or without pay) beyond
                           (A) the first anniversary the commencement of his Approved Absence, or (B) the expiration of his Approved Absence, whichever is longer.

         (b)      If the Employer has elected the Hour-Count alternative under
                  Section 2.5 of the Adoption Agreement, the date an Employee ceases employment with an Employer and all Affiliates for any reason.

         An Employee will not Sever from Service while in active service with the United States armed forces and while his re-employment rights are protected by law.

         If a Member Retires because of Disability and recovers before his Early Retirement Date but is not rehired by the Employer or an Affiliate, he will be treated as having Severed from Service (rather than Retired) on his Disability Retirement Date.

         1.72 SHAREHOLDER EMPLOYEE: A person employed by an electing small business corporation (within the meaning of Code Section 1361(b)) who owns (or is considered as owning within the meaning of Code Section 318(c)(1)), on any day during the Accounting Year, more than 5% of the Employer's outstanding stock. (This definition applies only if the Employer has made an effective election under Code Section 1362(a)).

         1.73 SUPER TOP-HEAVY PLAN: This Plan if it would be described under
Section 1.74 as a "Top-Heavy Plan" if "90 percent" were substituted for "60 percent" each place it appears in Section 1.74.

         1.74 TOP-HEAVY PLAN: For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exist:

         (a) If the Top-Heavy Ratio for this Plan exceeds 60 percent, and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

         (b) If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the group of plans exceeds 60 percent; or

         (c) If this Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

         1.75 TOP-HEAVY PLAN YEAR: Any Plan Year during which the Plan is Top-Heavy or Super Top-Heavy. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the Top-Heavy provisions of the Plan will supersede any conflicting provisions in the Plan, including the Adoption Agreement.

         1.76 TOP-HEAVY RATIO:

         (a) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Code
                  Section 416 and its regulations. Both the numerator and the denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and its regulations.

         (b) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined under (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Members determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Members as of the Determination Date(s), all determined in accordance with Code Section 416 and its regulations. The accrued benefits under a defined benefit plan in both the numerator and the denominator of the Top-Heavy Ratio are increased by the amount of any accrued benefit distributed during the 5-year period ending on the Determination Date.

         (c) For purposes of (a) and (b), the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and its regulations for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Member who is not a Key Employee but who was a Key Employee in a prior year, or who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and its regulations. Deductible employee contributions (as defined under Code Section 72(o)(5)(A)) will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                  The accrued benefit of a Member other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code
                  Section 411(b)(1)(C).

         (d) For purposes of this Section, Present Value will be calculated based on the interest and mortality rates specified in Section 3.1(g) of the Adoption Agreement.

         1.77 TRUST: The trust established and/or the insurance contract issued under Section 9.1 (Trust Fund).

         1.78 TRUSTEE: The person named as trustee under a trust agreement or any insurance company holding Plan assets under Section 9.1 (Trust Fund).

         1.79 TRUST FUND: The fund established under the terms of a trust agreement and/or insurance contract to hold assets accumulated under the Plan.

         1.80 TRUST FUND ACCOUNT: The account established under Section 9.2 (Trust Fund Accounts) for each Member. It will consist of the following subaccounts as applicable: The Non-Elective Employer Contribution Account, the Qualified Non-Elective Employer Contribution Account, the Employer Matching Contribution Account, the Qualified Matching Contribution Account, the Employee Deferred Contribution Account, the Rollover Account, the Voluntary Employee Contributions Account; and, if any deductible employee contributions (which term shall not be interpreted to include Employee Deferred Contributions) made prior to a taxable year beginning after December 31, 1986 are held on behalf of any Member, the Deductible Employee Contribution Account.

         1.81 VESTED AMOUNT:

         (a) Whether or not the Plan is a Top-Heavy Plan, one hundred percent (100%) of a Member's Accrued Benefit credited to his Employee Deferred Contribution Account, Qualified Non-Elective Employer Contribution Account, Qualified Matching Contribution Account, Deductible Employee Contribution Account, Voluntary Employee Contribution Account, and/or Rollover Account, plus the percentage of that portion of a Member's Accrued Benefit credited to his Non-Elective Employer Contribution Account and/or Employer Matching Contribution Account, determined under the schedule specified in Section 4.1 of the Adoption Agreement.

         (b) Regardless of the schedule specified in Section 4.1 of the Adoption Agreement, a Member will be 100% vested in his Accrued Benefit on the earliest of:

                  (i) his death, the date he Retires because of Disability, or his Early or Normal Retirement Date, whichever occurs first; or

                  (ii) the later of the date he reaches age 65, or the fifth anniversary of the date he began to participate in the Plan (if he began to participate within 5 Years of his Normal Retirement Date); or

                  (iii) the complete discontinuance of Employer Contributions to, or termination of, the Plan or a partial termination of the Plan which affects the Member's continued participation in the Plan.

         (c) The Committee will apply the following rules when determining a Member's Vested Amount:

                  (i) If a former Member is rehired by the Employer or an Affiliate before he incurs a 1-Year Break-in-Service, any Vesting Years credited to the Member before his Severance from Service will be recredited for purposes of computing his Vested Amount.

                  (ii) Effective for Plan Years beginning before December 31, 1984, if a former Member is reemployed by the Employer or an Affiliate after he incurs a 1-Year Break-in-Service, his prior Vesting Years will be disregarded unless (A) his consecutive Breaks-in-Service were fewer than his earlier Vesting Years or (B) he had a Vested Amount in benefits attributable to Employer Contributions and forfeitures. In applying this rule, the Member's Vesting Years earned before a Break-in-Service will not include any Vesting Years previously eliminated under this paragraph because of an earlier Break-in-Service.

                  (iii) Effective for Plan Years beginning after December 31, 1984, if a former Member is reemployed by the Employer or an Affiliate after he incurs a

                           1-Year Break-in-Service, his prior Vesting Years will be disregarded unless (A) his consecutive Breaks-in-Service were fewer than his earlier Vesting Years, (B) he incurred fewer than five consecutive Breaks-in-Service, or (C) he has a Vested Amount in benefits attributable to Employer Contributions and Forfeitures. In applying this rule, the Member's Vesting Years earned before a Break-in-Service will not include any Vesting Years previously eliminated under this paragraph c(iii) because of an earlier Break-in-Service or by application of paragraph c(ii) during Plan Years beginning before December 31, 1984.

                  (iv) If a Member is reemployed after incurring a Forfeiture, he will be fully vested in the non-forfeited portion of his Trust Fund Account attributable to that prior service and not previously distributed to him (unless it is repaid), even though he is not fully vested in Employer Contributions and Forfeitures allocated to his Trust Fund Account after his reemployment.

         1.82 VESTING YEAR: The Year specified in Section 4.2 of the Adoption Agreement and applied to determine the extent to which a Member has earned a Vested Amount.

         1.83 VOLUNTARY EMPLOYEE CONTRIBUTIONS: A Member's Contributions, if any, under Section 3.3.

         1.84 YEAR: A full 365 (or, where appropriate, 366) day period.


                                   ARTICLE II
                                  PARTICIPATION

         2.1 PARTICIPATION.

         (a) Unless he elects not to participate under Section 2.5, each Eligible Employee and each Salary Deferral Employee will become a Member on the appropriate Entry Date specified in
                  Section 2.4 of the Adoption Agreement. By accepting participation, each Eligible Employee and each Salary Deferral Employee agrees to be bound by the terms and conditions of the Plan and must deliver all information required by the Committee.

         (b) Each Salary Deferral Employee may begin to make Employee Deferred Contributions and Voluntary Employee Contributions (if allowed under Section 3.6 of the Adoption Agreement) and be eligible to receive Employer Matching Contributions (if
                  Section 2.2(c)(i) of the Adoption Agreement is selected) and Qualified Matching Contributions on his Entry Date specified in Section 2.4(a) of the Adoption Agreement if he has filed a timely written election authorizing the Employer to make payroll deductions equal to the Employee Deferred Contributions authorized by him under Section 3.2. A Participant's written election hereunder will not be considered timely filed unless filed with the Plan

                  Administrator before the Entry Date on which the payroll deductions are to commence. A Salary Deferral Employee who elects to participate under this subpart (a) may revoke that election by filing with the Plan Administrator a written revocation to that effect. By electing to participate, each Salary Deferral Employee agrees to be bound by the terms and conditions of the Plan and must deliver all information required by the Plan Administrator.

         (c) Each Eligible Employee will become a Participant on his Entry Date specified in Section 2.4(b) of the Adoption Agreement, and will thereupon be eligible to receive an allocation of Non-Elective Employer Contributions, Employer Matching Contributions (if Section 2.2(c)(ii) of the Adoption Agreement is selected) and Qualified Non-Elective Employer Contributions. A Participant's ability to receive an allocation of Non-Elective Employer Contributions and Qualified Non-Elective Employer Contributions is not contingent upon the Participant making Employee Deferred Contributions or Voluntary Employee Contributions, if applicable.

         (d) A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Regulation
                  Section 1.410(b)-3(a).

         2.2 CESSATION OF PARTICIPATION. Participation will end when a Member Severs from Service.

         2.3 ELIGIBILITY FOR RE-PARTICIPATION.

         (a) If a former Salary Deferral or Eligible Employee Member is rehired by the Employer before a Break-in-Service, he will again become a Salary Deferral and Eligible Employee Member, as appropriate, on the first date he is credited with an Hour of Service after that reemployment if he then is a member of the Covered Unit.

         (b) Effective for Plan Years beginning before December 31, 1984, if a former Member incurs a Break-in-Service, his prior Eligibility Years will be disregarded unless (i) his consecutive Breaks-in-Service were fewer than his earlier Eligibility Years, or (ii) he had a Vested Amount in benefits attributable to Employer Contributions and forfeitures. In that case, he will become a Member as provided in subpart (d) below if he then is a Member of the Covered Unit. In applying this rule, the former Member's Eligibility Years earned before a Break-in-Service will not include any Eligibility Years previously eliminated under this subsection because of an earlier Break-in-Service.

         (c) Effective for Plan Years beginning after December 31, 1984, if a former Member incurs a Break-in-Service, his prior Eligibility Years will be disregarded unless (i) his consecutive Breaks-in-Service were fewer than his earlier Eligibility Years or (ii) he incurred fewer than five consecutive Breaks-in-Service or (iii) he had a Vested Amount in benefits attributable to Employer Contributions and forfeitures.

                  In that case, he will become a Member as provided in subpart
                  (d) below if he then is a Member of the Covered Unit. In applying this rule, the former Member's Eligibility Years earned before a Break-in-Service will not include any Eligibility Years previously eliminated (iv) under this subsection because of an earlier Break-in-Service or (v) by application of subsection (b) during Plan Years beginning before December 31, 1984.

         (d) If a former Member who has incurred a Break-in-Service is rehired under circumstances described in subpart (b) or (c), his Eligibility Years before the Break-in-Service will not be taken into account until he has completed an Eligibility Year after returning to employment.

         2.4 SUSPENSION OF PARTICIPATION. In the event a Participant shall change from being an Eligible Employee to a non-eligible Employee, his participation in the Plan shall be suspended, and such former Participant shall continue to vest in his interest in the Plan for each Vesting Year completed while a non-eligible Employee, until such time as his Trust Fund Account shall be Forfeited or distributed pursuant to the terms of the Plan. Additionally, his Trust Fund Account shall continue to share in income, gains, and losses of the Trust Fund pursuant to Article X (Trust Fund Valuation; Statements). An Employee shall be considered a non-eligible Employee as of any date (a) on which the Employee is not a member of the Covered Unit, or (b) falling within a period during which he has elected under Section 2.5 not to participate in the Plan.

         2.5 ELECTION NOT TO PARTICIPATE. Any Member of the Covered Unit may irrevocably elect not to participate in the Plan either upon the Employee's commencement of employment with the Employer or Participating Affiliate or upon the Employee's first becoming eligible under any employee pension benefit plan (as defined in ERISA Section 3(2)) of the Employer or an Affiliate. An election not to participate must be on a form approved by the Committee and must be delivered to the Committee not later than the Entry Date for the Employee's participation in the Plan.


                                   ARTICLE III
                                  CONTRIBUTIONS

         3.1 EMPLOYER CONTRIBUTIONS. On or before the Settlement Date, the Employer will make its Employer Contribution to the Trust Fund in cash or other property acceptable to the Trustee. Any Employer Contribution made after the end of an Accounting Year will be treated as made on the last day of the preceding Accounting Year if (a) on or before the Settlement Date, the Employer gives the Trustee a written statement that the Employer Contribution is made on account of the preceding Accounting Year, or (b) the Employer claims that Employer Contribution as a deduction on its federal income tax return for the preceding Accounting Year.

         3.2 EMPLOYEE DEFERRED CONTRIBUTIONS.

         (a) Employee Deferred Contributions will be made pursuant to a salary deferral agreement in which the Member specifies, in writing on a form approved by the Committee, the amount of his Employee Deferred Contributions. No salary deferral agreement may be made effective with regard to any date before the date such agreement is filed with the Committee. Regardless of his salary deferral agreement, the Committee may reduce a Member's Employee Deferred Contributions and, subject to final rules or regulations issued under Code Section 401(k), pay to the Member any Employee Deferred Contributions previously made to the Trust Fund on his behalf to the extent necessary to comply with Section 4.2 (Limitation on Annual Addition).

         (b) No Member may make Excess Employee Deferred Contributions to the Plan, or to any other qualified plan maintained by the Employer, during any taxable year; provided, however, that:

                  (i) if a Member does make Excess Employee Deferred Contributions during a given taxable year, the Member may submit a claim for such Excess Employee Deferred Contributions in writing to the Committee by March 31 of that succeeding taxable year;

                  (ii) the Employer may submit a claim to the Plan Administrator on behalf of any Member who made Excess Employee Deferred Contributions for a taxable year by March 31 of the next succeeding taxable year;

                  (iii) not later than the first April 15 following the close of the taxable year for which a claim for Excess Employee Deferred Contributions is timely received by the Committee, the Plan will distribute to the Member the amount claimed by or on behalf of the Member adjusted for any income or loss up to the date of distribution. The amount of Excess Employee Deferred Contributions to be distributed with respect to a Member for a taxable year shall be reduced by any Excess Contributions previously distributed or recharacterized with respect to the Member for the Plan Year beginning with or within the taxable year. The income or loss allocable to the Excess Employee Deferred Contributions is the income or loss allocable to the Member's Employee Deferred Contribution Account for the taxable year, multiplied by a fraction, the numerator of which is such Member's Excess Employee Deferred Contributions for the taxable year and the denominator is the Member's Employee Deferred Contribution Account balance without regard to any income or loss occurring during such taxable year. Such amount will be adjusted for any income or loss allocable to the Gap Period in accordance with Section 4.11 of the Adoption Agreement.

         (c) The Committee will deliver all Employee Deferred Contributions to the Trustee as soon as possible but not later than the last business day of the calendar month next succeeding the payroll date on which the Employee Deferred Contributions were deducted. Subject to Sections 4.2 (Limitation on Annual Addition) and 4.3 (Definitions Relating to Annual Addition), the Committee will credit a Member's Employee Deferred Contributions to his Employee Deferred Contribution Account in accordance with Section 4.4 (Determination of Distributable Credit) and Article X (Trust Fund Valuation; Statements).

         (d) A Member may change the amount of his Employee Deferred Contributions effective as of the first day of each Plan Year and as of such other dates as may be specified by the Committee by filing an amended salary deferral agreement with the Committee. That agreement must be filed in accordance with the policies and procedures specified by the Committee. Thereafter, Employee Deferred Contributions will be deducted in accordance with the Member's amended salary deferral agreement.

         (e) A Member may completely suspend his Employee Deferred Contributions by giving written notice to the Committee in accordance with the policies and procedures specified by the Committee preceding the payroll date on which the suspension is to become effective, and he will be permitted to resume making Employee Deferred Contributions only in accordance with the policies and procedures specified by the Committee.

         (f) An "Excess Employee Deferred Contribution" is the Member's Employee Deferred Contributions that are includable in the Member's gross income under Code Section 402(g) to the extent such Member's Employee Deferred Contributions for a taxable year exceed the dollar limitation under Code Section 402(g) in effect at the beginning of such taxable Year.

         3.3 VOLUNTARY EMPLOYEE CONTRIBUTIONS.

         (a) If the Employer elects in Section 3.6 of the Adoption Agreement to implement this Section, a Member who has not been suspended under Section 2.4 may make Voluntary Employee Contributions to the Plan. These contributions are subject to
                  Section 4.7 (Limitation on Employer Matching Contributions and Voluntary Employee Contributions).

         (b) Voluntary Employee Contributions may be paid to the Trustee directly, or deducted from the Member's wages by the Employer and forwarded to the Trustee. The Trustee will credit those Voluntary Employee Contributions to the Member's Trust Fund Account or to a Segregated and Individually Directed Account, as determined by the Committee, on the date the Trustee receives them. For purposes of the allocation under Article X (Trust Fund Valuation; Statements), Voluntary Employee Contributions not allocated to Segregated and Individually Directed Accounts will be treated as if received on the first valuation date after receipt by the Trustee. If there is a complete discontinuance of Employer Contributions or a termination or partial termination of the Plan or Trust during a Plan Year, Voluntary Employee Contributions made between valuation dates will be treated as if made as of the date of discontinuance or termination for purposes of the allocation described in
                  Article X. Voluntary Employee Contributions will be stated separately in each Trust Fund Account as the Member's Voluntary Employee Contribution Account; any earnings and losses allocable to those contributions also will be credited to the Member's Voluntary Employee Contribution Account. Also, the Trustee will separately account for Voluntary Employee Contributions received before and after December 31, 1986.

         3.4 DEDUCTIBLE EMPLOYEE CONTRIBUTIONS. Any Deductible Employee Contributions made to the Trust Fund for calendar Years beginning before December 31, 1986 will be stated separately in each Trust Fund Account as the Member's Deductible Employee Contributions Account; any earnings and losses allocable to those contributions also will be credited to the Member's Deductible Employee Contributions Account. No Deductible Employee Contributions will be accepted for any calendar year beginning after December 31, 1986.

         3.5 ROLLOVER AMOUNTS. If permitted under Section 3.7 of the Adoption Agreement, any Member may contribute a Rollover Amount or Eligible Rollover Distribution, as applicable, to the Trust by notifying the Committee, in writing, of the amount and type of property to be contributed and a representation that the amount is a Rollover Amount or Eligible Rollover Distribution, as applicable. For purposes of this Section, the term "Rollover" will hereinafter be used to refer to a Rollover Amount or Eligible Rollover Distribution as the context permits. The Trustee will credit the Rollover to the Member's Trust Fund Account or to a Segregated and Individually Directed Account, as determined by the Committee, on the date the Trustee receives it. For purposes of the allocation under Article X (Trust Fund Valuation; Statements), Rollovers not allocated to Segregated and Individually Directed Accounts will be treated as if received on the first valuation date after receipt by the Trustee. If there is a complete discontinuance of Employer Contributions or a termination or partial termination of the Plan or Trust during a Plan Year, Rollovers made between valuation dates will be treated as if made as of the date of discontinuance or termination for purposes of the allocation described in Article X (Trust Fund Valuation; Statements). Rollovers will be separately stated in each Trust Fund account as the Member's Rollover Account; any earnings and losses allocable to those contributions also will be credited to the Member's Rollover Account.

         If the Employer does not elect in Section 4.5 of the Adoption Agreement to permit benefit distributions in the form of an annuity, this Plan may not accept any direct transfer of assets (which is not a Direct Rollover) from any plan which provides for the payment of benefits in the form of an annuity. However, assets distributed from such a plan will be accepted as a Rollover if they first have been distributed to the Member before transfer to this Plan or if they are transferred in connection with a Direct Rollover.

         If the Committee or the Member subsequently determine that an amount deposited under this Section is not a Rollover, the Member must direct the Committee, either to (a) immediately return the amount in full or (b) subject to Sections 3.3 (Voluntary Employee Conditions), 4.2

(Limitation on Annual Addition) and 4.7 (Limitation on Employer Matching Contributions and Voluntary Employee Contributions), treat the amount as a Voluntary Employee Contribution. If no direction is received within 90 days, the entire amount will be returned to the Member.


                                   ARTICLE IV
                              BENEFITS; LIMITATIONS

         4.1 ALLOCATION. Subject to this Article, the Employer Contribution for each Plan Year and Forfeitures arising during that Plan Year will be allocated to each Member's Trust Fund Account in accordance with the Allocation Formula and will not exceed any limitation contained in this Plan.

         4.2 LIMITATION ON ANNUAL ADDITION.

         (a)      (i)     If the Member does not participate in, and has
                           never participated in another qualified plan maintained by the Employer, or a welfare benefit fund as defined in Code Section 419(e) maintained by the Employer, or an individual medical account as defined in Code Section 415(l)(2) maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Member's Trust Fund Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Member's Trust Fund Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

                  (ii) Before determining the Member's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Member on the basis of a reasonable estimation of the Member's Compensation for the Limitation Year, uniformly determined for all Members similarly situated.

                  (iii) As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Member's actual Compensation for the Limitation Year.

                  (iv) If pursuant to paragraph (iii) or as the result of the allocation of Forfeitures or as the result of a reasonable error in determining the amount of Excess Employee Deferred Contributions (as defined in
                           Section 3.2(f)) that may be made with respect to any individual under the limits of Code Section 415, there is an Excess Amount, the excess will be disposed of as follows:

                           (A) Any Voluntary Employee Contributions, to the extent they would reduce the Excess Amount, will be returned to the Member. If the Member made no Voluntary Employee Contributions, or if the return of those contributions does not sufficiently reduce the Excess Amount, the Member's Employee Deferred Contributions will be returned to the Member to the extent they would reduce the Excess Amount.

                           (B) If after the application of paragraph (A) an Excess Amount still exists, and the Member is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Member's Trust Fund Account will be used to reduce Employer Contributions (including any allocation of Forfeitures) for that Member in the next Limitation Year, and each succeeding Limitation Year if necessary.

                           (C) If after the application of paragraph (A) an Excess Amount still exists, and the Member is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Members in the next Limitation Year and each succeeding Limitation Year if necessary.

                           (D) If a suspense account is in existence at any time during a Limitation Year pursuant to this paragraph, it will not participate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Members' Trust Fund Accounts before any Employer Contributions or any Employee Deferred Contributions may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Members or former Members.

         (b)      (i)      This paragraph applies if, in addition to this Plan,
                           the Member is covered under another qualified regional prototype defined contribution plan maintained by the Employer, a welfare benefit fund as defined in Code Section 419(e) maintained by the Employer, or an individual medical account as defined in Code Section 415(l)(2) maintained by the Employer, which provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Member's Trust Fund Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual
                           Additions credited to a Member's Trust Fund Account under the other plans, welfare benefit funds, and individual medical accounts for the same Limitation
                           Year. If the Annual Additions with respect to the Member under other defined contribution plans, welfare benefit funds, and individual medical accounts maintained by the Employer are less than the Maximum
                           Permissible Amount and the Employer Contribution that otherwise would be contributed or allocated to the Member's Trust Fund Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual
                           Additions under all defined contribution plans, welfare benefit funds and individual medical accounts for the Limitation Year will equal the Maximum
                           Permissible Amount. If the Annual Additions with respect to the Member under other defined contribution plans, welfare benefit funds, and individual medical accounts in the aggregate are equal to or greater than the Maximum Permissible
                           Amount, no amount will be contributed or allocated to the Member's Trust Fund Account under this Plan for the Limitation Year.

                  (ii) Before determining the Member's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Member in the manner described in paragraph (a)(ii).

                  (iii) As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Member's actual Compensation for the Limitation Year.

                  (iv) If, pursuant to Paragraph (b)(iii), a Member's Annual Additions to this Plan and these other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                  (v) If an Excess Amount was allocated to a Member on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of (A) the total Excess Amount allocated as of such date, times (B) the ratio of (I) the Annual Additions allocated to the Member for the Limitation Year as of that date under this Plan to (II) the total Annual Additions allocated to the Member for the Limitation Year as of that date under this and all other qualified regional prototype defined contribution plans.

                  (vi) Any Excess Amount attributed to this Plan will be disposed of in the manner described in Paragraph
                           (a)(iv).

         (c) If the Member is covered under another qualified defined contribution plan maintained by the Employer which is not a regional prototype plan, Annual Additions which may be credited to the Member's Trust Fund Account under this Plan for any Limitation Year will be limited in accordance with Paragraphs (b)(i) through (b)(vi) as though the other plan were a regional prototype plan unless the Employer provides other limitations in Section 3.8 of the Adoption Agreement.

         (d) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Member in this Plan, the sum of the Member's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Member's Trust Fund Account under this Plan for any Limitation Year will be limited in accordance with
                  Section 3.8 of the Adoption Agreement.

         (e) For purposes of this Section, "compensation" means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Reg. Section 1.62-2(c)), and earned income (within the meaning of Code
                  Section 401(c)(2)) received from the Employer. The term also includes income from sources outside the United States (as defined in Code Section 911(b)). The term excludes the following:

                  (i) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable Year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                  (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (iv) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code
                           Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

                  For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this article, compensation for a Limitation Year is the compensation actually paid or made available during that Limitation Year. Notwithstanding the preceding sentence, compensation for a Member in a defined contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the compensation such Member would have received for the Limitation Year if the Member had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Member may be taken into account only if the Member is not a Highly Compensated Employee and contributions made on behalf of such Member are nonforfeitable when made.

         (f) If an amount is allocated to a Member's Trust Fund Account to remedy an erroneous forfeiture or a failure to allocate properly an amount in a prior Limitation Year, that allocation will be considered an Annual Addition for the Limitation Year to which the allocation relates, not for the Limitation Year in which it is made.

         4.3 DEFINITIONS RELATING TO ANNUAL ADDITION. For purposes of this
Article IV, the following definitions apply:

         (a) "Affiliated Company" means any corporation or unincorporated trade or business under common control with the Employer (as determined under Code Sections 401(d) and 414, but substituting "50%" for "80%" each place that it appears in Code Section 1563(a)(l) and, effective for Plan Years beginning after November 30, 1980, a member of an affiliated service group which includes the Employer (as determined under Code Section 414(m)).

         (b)      "Annual Addition" means the sum of:

                  (i) the Member's share of Employer Contributions and any amount (including, but not limited to, the amount of any Excess Employee Deferred Contributions made by the Member to this Plan that are not distributed in accordance with Section 3.2(b)) contributed by a Member under a salary reduction agreement to a plan described in Code Section 401(k) (sponsored by the Employer or an Affiliated Company) for the Limitation Year;

                  (ii) the Member's share of absolute forfeitures for the Limitation Year;

                  (iii) amounts allocated after March 31, 1984, to an individual medical benefit account (as defined in Code Section 415(l)(2)) which is part of any pension or annuity plan maintained by the Employer or an Affiliated Company; and

                  (iv) if the Member is or, during any preceding Plan Year, was a Key Employee (as defined in Section 1.41 and determined pursuant to Code Section 419A(d)(3)), all amounts attributable to contributions paid or accrued in Accounting Years ending after December 31, 1985, which are allocated to a separate account under a welfare benefit fund (as defined in Code Section 419(e)) sponsored by the Employer or an Affiliated Company to provide post-retirement medical benefits to that Key Employee.

                           For this purpose, any Excess Amount applied under Sections 4.2(a)(iv) or 4.2(b)(vi) in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for that Limitation Year.

                  The Annual Addition will not include payments to the Trust by the Employer which reimburse the Trust solely for broker commissions incurred by it.

         (c)      "Defined Benefit Fraction" is a fraction:

                   (i) the numerator of which is the Member's total projected annual benefit under all Defined Benefit Plans (whether or not terminated) maintained by the Employer and all Affiliated Companies; and

                  (ii)     the denominator of which is the lesser of:

                           (A) 1.25 times the dollar limit determined for the Limitation Year under Code Sections 415(b) and (d); or

                           (B) 1.4 times 100% of the Member's compensation during the three consecutive Limitation Years that produce the highest average compensation, including any adjustments under Code Section 415(b).

                  Notwithstanding the above, if the Member was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer or an Affiliated Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987. If a Member's benefit accrued under a Defined Benefit Plan (which existed on July 1, 1982 and which satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1983) exceeds the limit described in Code Section 415(b), the denominator of his Defined Benefit Fraction will be increased to 1.25 times that benefit.

         (d) "Defined Contribution Dollar Limitation" means $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

         (e) "Defined Benefit Plan" means each plan defined in Code Sections 414(j) and 415(k).

         (f)      "Defined Contribution Fraction" is a fraction:

                  (i) the numerator of which is the sum of the Annual Additions to the Member's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer or an Affiliated Company for the current and all prior Limitation Years (including the Annual Additions attributable to the Member's nondeductible employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer or an Affiliated Company, and the Annual Additions attributable to all welfare benefit funds as defined in Code Section 419(e) and individual medical accounts as defined in Code Section 415(l)(2), maintained by the Employer or an Affiliated Company); and

                  (ii) the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of service with the Employer or an Affiliated Company (regardless of whether a Defined Contribution Plan was maintained by the Employer or an Affiliated Company). The Maximum Aggregate Amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Member's compensation for such year.

         If the Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer or an Affiliated Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over
1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

         The Annual Addition for any Limitation Year beginning before January 1, 1987, will not be recomputed to treat all employee contributions as annual additions.

         In computing the Defined Contribution Fraction for Limitation Years beginning after December 31, 1982, the denominator for all Limitation Years ending before January l, 1983 will equal the product of:

                           (I) the denominator of the Defined Contribution Fraction for the Limitation Year ending in 1982; and

                           (II)     a fraction:

                                    (A)      the numerator of which is the
                                             lesser of 1.4 times 25% of the
                                             Member's compensation for the
                                             Limitation Year ending
                                             in 1981 or $51,875 ($41,500 for any
                                             Limitation Year the Plan is
                                             Top-Heavy or part of a Top-Heavy
                                             Group if the Plan is not Super
                                             Top-Heavy and either (1) if the
                                             Member does not participate in a
                                             Defined Benefit Plan sponsored by
                                             the Employer or an Affiliated
                                             Company, he receives an annual
                                             allocation at least equal to 4% of
                                             his Compensation for that Year
                                             under the Plan or (2) if the Member
                                             also participates in a Defined
                                             Benefit Plan sponsored by the
                                             Employer or an Affiliated Company,
                                             the Employer has elected in Section
                                             3.1(d) of the Adoption Agreement to
                                             provide the minimum "top heavy"
                                             benefit by providing an annual
                                             allocation under the Plan of at
                                             least 7-1/2% of the Member's
                                             Compensation for that Year or has
                                             elected to provide the minimum
                                             defined benefit accrual (defined in
                                             Code Section 416(c)(1) as adjusted
                                             by Code Section
                                             416(h)(2)(A)(ii)(I)) under the
                                             Defined Benefit Plan); and

                                    (B)      the denominator of which is the
                                             lesser of $41,500 or 25% of the
                                             Member's compensation for the
                                             Limitation Year ending in 1981.

         In computing the Defined Contribution Fraction for Limitation Years beginning before January l, 1976:

                           (III) the amount included in the numerator may not exceed the amount included in the denominator; and

                           (IV)     the amount of a Member's employee
                                    contributions to be included in the
                                    numerator will be limited to the amount of those contributions for Limitation Years beginning before January l, 1976 in excess of 10% of his compensation for those Years, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of Limitation Years beginning before January l, 1976 during which he was an active participant in the Plan. However, employee contributions made on or after October 2, 1973, will be included under this subpart only to the extent that those contributions were permissible under the terms of the Plan as in effect on October 2, 1973.

         (g) "Defined Contribution Plan" means each plan defined in Code Sections 414(i) and 415(k). If a Defined Benefit Plan provides for voluntary employee contributions, those contributions will be treated as having been made to a separate Defined Contribution Plan.

         (h) "Excess Amount" means the excess of the Member's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

         (i) "Highest Average Compensation" means the average compensation from the Employer for the three consecutive Limitation Years that produces the highest average.

         (j) "Maximum Permissible Amount" means the maximum Annual Addition that may be contributed or allocated to a Member's account under the Plan for any Limitation Year and will not exceed the lesser of:

                  (i)      the Defined Contribution Dollar Limitation, or

                  (ii) 25 percent of the Member's compensation for the Limitation Year.

         The compensation limitation referred to in (ii) will not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code
Sections 415(l)(1) or 419A(d)(2).

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

         Number of months in the short Limitation Year
         ---------------------------------------------
                             12

         (k) "Projected Annual Benefit" means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Member would be entitled under the terms of the plan assuming:

                  (i) the Member will continue employment until normal retirement age under the plan (or current age, if later), and

                  (ii) the Member's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

         (l) "Regional prototype plan" means a plan the form of which is the subject of a favorable notification letter from the Internal Revenue Service.

         4.4 DETERMINATION OF DISTRIBUTABLE CREDIT. A Member's Distributable Credit equals his Accrued Benefit (excluding the value of any death benefits provided under contracts insuring his life) as most recently determined under
Article X (Trust Fund Valuation; Statements) and adjusted as follows:

         (a) If he Severs from Service for reasons other than death, his Accrued Benefit will be increased by the cash value of any contracts insuring his life, determined as of his termination date under subsection 9.5(h) but reduced by any amounts deducted under subsection (e) below.

         (b) If he Severs from Service for reasons other than death or Disability, and before his Normal or Early Retirement Date, his Accrued Benefit (determined under subsection (a) above) will be limited to his Vested Amount.

         (c) If he Severs from Service during a Plan Year, his Accrued Benefit (determined under subsection (a) above) will be increased by his Employee Deferred Contributions and Voluntary Employee Contributions made after the prior Valuation Date and by his proportionate share of the Employer Contribution and absolute forfeitures for that Plan Year to the extent provided under Section 3.1 of the Adoption Agreement.

         (d) If he Severs from Service because of death, his Accrued Benefit (determined under subsection (a) above) will be increased by the proceeds of any life insurance contracts held on his behalf under Section 9.5.

         (e) In all cases, the following amounts will be subtracted from a Member's Accrued Benefit:

                  (i) amounts he has withdrawn under Section 8.3 since his Accrued Benefit was most recently determined;

                  (ii)     insurance premiums paid on his behalf as provided in
                           Section 9.5 since his Accrued Benefit was most recently determined; and

                  (iii) the aggregate unpaid principal balance of any loan made under Article VIII, together with any outstanding but unpaid interest.

         4.5 FORFEITURES.

         (a) If a Member Severs from Service when he is less than 100% vested and if no amount of his Accrued Benefit derived from Employer Contributions and Forfeitures was distributed to him, the nonvested portion of his Accrued Benefit will not be absolutely forfeited until the time his prior service may be disregarded under the "rule of parity" set forth in Section 1.81(c) (Vested Amount). If he returns to the employ of the Employer or an Affiliate before that time, he will not absolutely forfeit the nonvested portion of his Accrued Benefit.

         (b) If a Member Severs from Service when he is less than 100% vested and if he receives a distribution of any part of his Accrued Benefit derived from Employer Contributions and Forfeitures, he will conditionally forfeit the nonvested portion of his Accrued Benefit derived from Employer Contributions and Forfeitures (the "Forfeitable Amount"). The Forfeitable Amount will be forfeited or restored, and benefits paid or set aside under Article VII, subject to the following rules:

                  (i) If he received a full distribution of his Accrued Benefit, he will forfeit his Forfeitable Amount as of the date of distribution.

                  (ii) If he received a partial distribution of his Accrued Benefit, he will forfeit, as of the date of distribution, his Forfeitable Amount multiplied by the amount of the partial distribution and divided by his Vested Amount immediately before the distribution.

                  (iii) If he Severed from Service in Plan Years beginning before December 31, 1984 and returns to the employ of the Employer or an Affiliate before a Break-in-Service, he may repay to the Trust Fund the amount distributed before the end of the Plan Year in which he would have had a Break-in-Service, in which case his Forfeitable Amount will be restored and his Accrued Benefit will be recomputed accordingly.

                  (iv) If he Severs from Service in Plan Years beginning after December 31, 1984, received a distribution of any part of his Accrued Benefit and returns to the employ of the Employer or an Affiliate before five consecutive Breaks-in-Service, he may repay to the Trust Fund the amount distributed before the earlier of (A) five Years after the first date on which he first performs an Hour of Service after his reemployment or (B) the close of the first period of five consecutive Breaks-in-Service beginning after the distribution. If that repayment is made, his Forfeitable Amount will be restored and his Accrued Benefit will be recomputed accordingly.

                   (v) If he had no Vested Amount at the time he Severed from Service, he will be deemed to have received a full distribution of his Accrued Benefit at the time he Severed from Service. If he returns to the employ of the Employer or an Affiliate before a Break-in-Service (five consecutive Breaks-in-Service if he Severed from Service in a Plan Year beginning after December 31, 1984), his Forfeitable Amount will be restored and his Accrued Benefit will be recomputed accordingly.

                  (vi) Forfeitures arising in any Plan Year will be used first to restore any Forfeitable Amount required to be recredited under this Section. If those amounts are insufficient, Trust Fund earnings will be used next, unless the Employer designates otherwise upon making a special Employer Contribution for this purpose. If those earnings which are to be used are insufficient, a special Employer Contribution will be made for this purpose.

                  (vii) The balance, if any, of the Forfeitures which arise during a Plan Year will be applied under the Plan in the manner specified in Section 3.1(c) of the Adoption Agreement.

         4.6 EFFECT OF SOCIAL SECURITY INCREASES. No benefit under this Plan will be decreased because of any increase in benefits payable under Title II of the Social Security Act or any increase in the wage base under that Title occurring after a Member's Severance from Service. If a Member is reemployed, this rule will be applied separately to any benefit earned after his reemployment.

         4.7 LIMITATION ON EMPLOYER MATCHING CONTRIBUTIONS AND VOLUNTARY EMPLOYEE CONTRIBUTIONS.

         (a) For any Plan Year beginning after December 31, 1986, Employer Matching Contributions and Voluntary Employee Contributions must satisfy the following requirements:

              A                                               B
              -                                               -

ACTUAL CONTRIBUTION PERCENTAGE OF NON-           MAXIMUM ACTUAL CONTRIBUTION
--------------------------------------           ---------------------------
HIGHLY COMPENSATED ELIGIBLE EMPLOYEES         PERCENTAGE OF HIGHLY-COMPENSATED
-------------------------------------         --------------------------------
                                                     ELIGIBLE EMPLOYEES
                                                     ------------------
More than 0% but not greater than 2%           2 times the Actual Contribution Percentage
                                               of Non-Highly Compensated Eligible
                                               Employees

More than 2% but not greater than 8%           The Actual Contribution Percentage of Non-
                                               Highly Compensated Eligible Employees +
                                               2%

More than 8%                                   1.25 times the Actual Contribution
                                               Percentage of Non-Highly Compensated
                                               Eligible Employees


         (b) For purposes of this Section, "Actual Contribution Percentage" is determined as follows:

                  (i) calculate the Contribution Amounts -- The "Contribution Amount" of a Participant is the sum of the Voluntary Employee Contributions, Employer Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account in determining the Actual Deferral Percentages under
                           Section 4.8) made on behalf of such Participant for the Plan Year; provided that the Employer Matching Contributions shall include forfeited Excess Aggregate Contributions allocated to the Participant's Trust Fund Account, which amounts shall be taken into account in the Plan Year during which such forfeitures are allocated;

                  (ii) calculate the Contribution Percentages -- divide the Participant's Contribution Amount by his 414(s) Compensation for that Plan Year; provided that this calculation shall include only that 414(s) Compensation received by the Participant for the period the Participant is a Participant;

                  (iii) separately combine the Contribution Percentages calculated under (ii) for Highly Compensated Employees and Non-Highly Compensated Employees; and

                  (iv) divide the figure obtained under (iii) for each group by the number of Participants in each group.

                  Each year, at the Employer's option (subject, however, to Section 4.7(c) and to such other requirements as may be prescribed by the Secretary of the Treasury), the numerator of the Participants' Contribution Percentages for any Plan Year also will include such Employee Deferred Contributions to the extent needed to satisfy the test under Section 4.7(a), (but only so long as the test under Section 4.8(a) is met before the Employee Deferred Contributions are used in the numerator of the Participants' Contribution Percentages and continues to be met following the exclusion of those Employee Deferred Contributions in calculating the Actual Employee Deferred Contribution Percentage under Section 4.8), any Qualified Non-Elective Employer Contributions and any other non-elective contributions made on the Participants' behalf under the Plan or any other Defined Contribution Plan sponsored by the Employer to the extent (1) such other includable contributions are nonforfeitable when they are contributed to the plan, and
                  (2) at the time they are contributed to the plan, distribution of those contributions is allowed no earlier than the distribution of a Member's Employee Deferred Contributions under this Plan, and (3) those contributions are made no later than last day of the twelve month period immediately following the Plan Year to which those contributions relate, and (4) only to the extent those contributions are not used in the calculation of the Actual Employee Deferred Contribution Percentage under Section 4.8. For purposes of the preceding sentence, the Employer may determine from year to year which contributions to aggregate into the numerator of the Participants' Contribution Percentages. Those contributions so aggregated shall be considered "Contribution Percentage Amounts" for the purposes of this Section 4.7.

         (c) The following special rules will apply to this Section:

                  (i) For purposes of this section, the Contribution Percentage for any Member who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, will be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

                  (ii) In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section will be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code
                           Section 401(m) only if they have the same Plan Year.

                  (iii) For purposes of determining the Contribution Percentage of a Member who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and 414(s) Compensation of such Member will include the Contribution Percentage Amounts and 414(s) Compensation for the Plan Year of Family Members (as defined in Code Section 414(q)(6)). Family Members, with respect to Highly Compensated Employees, will be disregarded as separate employees in determining the Contribution Percentage both for Members who are Non-Highly Compensated Employees and for Members who are Highly Compensated Employees.

                  (iv) For purposes of determining the Actual Contribution Percentage, Employer Matching Contributions, Qualified Matching Contributions and Qualified Non-Elective Employer Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

                  (v) The Employer will maintain records sufficient to demonstrate satisfaction of Section 4.7(a) and the amount of any Employee Deferred Contributions, Qualified Non-Elective Employer Contributions, Qualified Matching Contributions and any other non-elective contributions used in satisfaction of such test.

                  (vi) The determination and treatment of the Contribution Percentage of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (vii) For purposes of Section 4.7, an Employee shall be considered a Participant once he has become eligible to make Employee Deferred Contributions or Voluntary Employee Contributions (if applicable) pursuant to
                           Section 2.1(b) or 2.3 whether or not he actually elects to do so.

          (d)     (i)      If one or more Highly Compensated Employees
                           participate in both a cash or deferred arrangement under Code Section 401(k) (a "CODA") and a plan that is subject to the Actual Contribution Percentage test set forth in Code Section 401(m) and that is maintained by the Employer, and if the sum of the Actual Contribution Percentage and the Actual
                           Employee Deferred Contribution Percentage of those
                           Highly Compensated Employees who are included in the calculation of either or both of such percentages exceeds the Aggregate Limit, then the Actual
                           Contribution Percentage Amount of those Highly
                           Compensated Employees who also participate in a CODA will be reduced (beginning with the Highly
                           Compensated Employee whose Actual Contribution
                           Percentage is highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly
                           Compensated Employee's Actual Contribution Percentage
                           Amount is reduced will be treated as an Excess
                           Aggregate Contribution. The Actual Employee Deferred
                           Contribution Percentages and the Actual Contribution
                           Percentages of the Highly Compensated Employees will be determined for the purposes of this paragraph (d) after any corrections required to meet the requirements of Sections 4.7(a) and 4.8(a). There is no Excess Aggregate Contribution under this paragraph
                           (d) if either the Actual Employee Deferred
                           Contribution Percentage or the Actual Contribution
                           Percentage of the Highly Compensated Employees does not exceed 1.25 times the Actual Employee Deferred
                           Contribution Percentage or the Actual Contribution
                           Percentage, respectively, of the Non-Highly
                           Compensated Employees.

                  (ii) For purposes of this paragraph (d), "Aggregate Limit" means the sum of (1) 125% of the greater of the Actual Employee Deferred Contribution Percentage of the Non-Highly Compensated Employees for the Plan Year or the Actual Contribution Percentage of the Non-Highly Compensated Employees for the Plan Year beginning within the Plan Year of the CODA, and (2) the lesser of 200% of, or two plus, the lesser of such Actual Employee Deferred Contribution Percentage or such Actual Contribution Percentage; provided if a larger Aggregate Limit would result, "lesser" is substituted for "greater" in subparagraph (d)(ii)(1) above, and "greater" is substituted for "lesser" after "or two plus, the" in subparagraph (d)(ii)(2), above.

          (e)     (i)      Notwithstanding any other provision of this Plan,
                           Excess Aggregate Contributions, plus any income and minus any loss allocable thereto (as determined under paragraph (e)(ii), below), shall be distributed (to the extent attributable to unmatched Voluntary
                           Employee Contributions and Employee Deferred
                           Contributions included therein), and the balance, if any, shall be treated as a Forfeiture, if forfeitable, or if not forfeitable, shall be distributed. Distributions pursuant to the preceding sentence shall be made no later than the last day of each Plan Year to the Members to whose Trust Fund
                           Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess
                           Aggregate Contributions shall be allocated to Members who are subject to the family member aggregation rules of Code Section 414(q)(6) in the manner prescribed by the regulations. Excess Aggregate
                           Contributions shall be treated as Annual Additions under the Plan.

                  (ii) Excess Aggregate Contributions shall be adjusted for any income or loss allocable thereto. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Member's Voluntary Employee Contribution Account, Employer Matching Contribution Account, and, if applicable, Qualified Non-Elective Employer Contribution Account and Employee Deferred Contribution Account, for the Plan Year multiplied by a fraction, the numerator of which is such Member's Excess Aggregate Contributions for the Plan Year and the denominator is the Member's Trust Fund Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year. Such amount will be adjusted for any income or loss allocable to the Gap Period in accordance with Section 4.11 of the Adoption Agreement.

                  (iii) "Excess Aggregate Contributions" means with respect to any Plan Year, the excess of:

                           (A) The Aggregate Contribution Percentage Amounts taken into account under Section 4.7(b) in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                           (B) the maximum Contribution Percentage Amounts permitted for Highly Compensated Employees under Section 4.7(a) (including any reduction required under Section 4.7(d)) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

                           Such determination shall be made after first determining Excess Employee Deferred Contributions pursuant to Section 3.2(b) and then determining Excess Contributions pursuant to Sections 4.8(d) and
                           (e).

         4.8 LIMITATION ON EMPLOYEE DEFERRED CONTRIBUTIONS.

         (a) For any Plan Year, Employee Deferred Contributions must satisfy the following requirements:

                 A                                         B
                 -                                         -

ACTUAL EMPLOYEE DEFERRED CONTRIBUTION       MAXIMUM ACTUAL EMPLOYEE DEFERRED
-------------------------------------       --------------------------------
PERCENTAGE OF NON-HIGHLY COMPENSATED        CONTRIBUTION PERCENTAGE OF HIGHLY
------------------------------------        ---------------------------------
       ELIGIBLE EMPLOYEES                    COMPENSATED ELIGIBLE EMPLOYEES
       ------------------                    ------------------------------
More than 0% but not greater than 2%       2 times the Actual Employee Deferred
                                           Contribution Percentage of Non-Highly
                                           Compensated Eligible Employees

More than 2% but not greater than 8%       The Actual Employee Deferred Contribution
                                           Percentage of Non-Highly Compensated
                                           Eligible Employees + 2%

More than 8%                               1.25 times the Actual Employee Deferred
                                           Contribution Percentage of Non-Highly
                                           Compensated Eligible Employees

         (b) For purposes of this Section, "Actual Employee Deferred Contribution Percentage" is determined as follows:

                  (i) divide the Employee Deferred Contributions made on behalf of each Participant for the Plan Year by his 414(s) Compensation for that Plan Year; provided that such Employee Deferred Contributions shall include Excess Employee Deferred Contributions of Highly Compensated Employees, but shall exclude Employee Deferred Contributions that are taken into account in the test under Section 4.7(a) (provided the test under Section 4.8(a) is satisfied both with and without the exclusion of those Employee Deferred Contributions); and provided further that this calculation shall include only that 414(s) Compensation received by the Participant for the period the Participant is a Participant;

                  (ii) separately combine the ratios calculated under (i) for Highly Compensated and Non-Highly Compensated Employees; and

                  (iii) divide the figures obtained under (ii) by the number of Eligible Employees in each group.

                  Each Plan Year, to the extent designated by the Employer at the Employer's option (subject, however, to Section 4.8(c)), the numerator of the Actual Employee Deferred Contribution Percentage for any Plan Year also will include any Qualified Non-Elective Employer Contributions made on the Eligible Employee's behalf under the Plan, any Qualified Matching Contributions, and employer nonelective contributions under any other Defined Contribution Plan sponsored by the Employer, to the extent that all of the following conditions apply to any contributions included in the said numerator:

                  (1) such contributions are nonforfeitable when they are contributed to the plan;

                  (2) at the time they are contributed to the plan, distribution of those contributions is allowed no earlier than the distribution of a Member's Employee Deferred Contributions under this Plan; and

                  (3) those contributions are made no later than the last day of the twelve month period immediately following the Plan Year to which those contributions relate.

                  For purposes of the preceding sentence, the Employer may determine from year to year which contributions to aggregate. That determination may vary from year to year.

         (c) The following special rules will apply to this Section:

                  (i) The Actual Employee Deferred Contribution Percentage for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible have Employee Deferred Contributions (and Qualified Non- Elective Employer Contributions or Qualified Matching Contributions or both, if included in the numerator of the Actual Employee Deferred Contribution Percentage under Section 4.8(b)) allocated to his or her accounts under two or more arrangements that qualify under Code Sections 401(a) or 401(k) maintained by the Employer, shall be determined as if such Employee Deferred Contributions (and, if applicable, such Qualified Non-Elective Employer Contributions or Qualified Matching Contributions, or
                           both) were made under a single arrangement. If two or more of such plans have different plan years for the purposes of their respective cash or deferred arrangements, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

                  (ii) In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Actual Employee Deferred Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

                  (iii) For purposes of determining the Actual Employee Deferred Contribution Percentage of a Member who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Employee Deferred Contributions (and, if applicable, Qualified Non-Elective Employer

                           Contributions or Qualified Matching Contributions, or both) and 414(s) Compensation of such Member shall include the Employee Deferred Contribution (and, if applicable, Qualified Non-Elective Employer
                           Contributions or Qualified   Matching Contributions,
                           or both) and 414(s) Compensation for the Plan Year of Family Members (as defined in Code Section 414(q)(6)). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Employee Deferred Contribution Percentage both for Members who are Non-Highly Compensated Employees and for Members who are Highly Compensated Employees.

                  (iv) For purposes of determining the Actual Employee Deferred Contribution Percentage, Qualified Non-Elective Employer Contributions and Qualified Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

                  (v) The Employer shall maintain records sufficient to demonstrate satisfaction of Section 4.8(a) and the amount of Qualified Non-Elective Employer Contributions or Qualified Matching Contributions, or both, used in such test.

                  (vi) The determination and treatment of the Actual Employee Deferred Contribution Percentage of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (vii) For purposes of Section 4.8, an Employee shall be considered a Participant once he has become eligible to make Employee Deferred Contributions pursuant to Sections 2.1(b) or 2.3 whether or not he actually elects to do so.

         (d)      (i)      Notwithstanding any other provision of this Plan,
                           Excess Contributions, plus any income and minus any loss allocable thereto (as determined under paragraph
                           (d)(iii), below), will be distributed no later than the last day of each Plan Year to Members to whose Trust Fund Accounts those Excess Contributions were allocated for the preceding Plan Year. Such distributions will be made to Highly Compensated
                           Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions will be allocated to Members who are subject to the Family Member aggregation rules of Code Section 414(q)(6) in the manner prescribed by the regulations.

                  (ii) Excess Contributions will be treated as Annual Additions under the Plan.

                  (iii) Excess Contributions will be adjusted for any income or loss allocable thereto. The income or loss allocable to Excess Contributions is the income or loss allocable to the Member's Employee Deferred Contribution Account (and, if applicable, the Qualified Non-Elective Employer Contribution Account or Qualified Matching Contribution Account, or both) for the Plan Year, multiplied by a fraction, the numerator of which is such Member's Excess Contributions for the Plan Year and the denominator is the Member's account balance attributable to Employee Deferred Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the test described in Section 4.8(a)) without regard to any income or loss occurring during such Plan Year. Such amount will be adjusted for any income or loss allocable to the Gap Period in accordance with Section 4.11 of the Adoption Agreement.

                  (iv) Excess Contributions will be distributed from the Member's Employee Deferred Contribution Account and Qualified Matching Contribution Account (if applicable), in proportion to the Member's Employee Deferred Contribution and Qualified Matching Contributions (to the extent included in the test described in Section 4.8(a)) for the Plan Year. The amount of Excess Contributions to be distributed with respect to a Member for a Plan Year shall be reduced by Excess Employee Deferred Contributions previously distributed to the Member for his taxable year ending with or within the Plan Year. Excess Contributions will be distributed from the Member's Qualified Non-Elective Employer Contribution Account only to the extent that such Excess Contributions exceed the balance in the Member's Employee Deferred Contribution Account and Qualified Matching Contribution Account.

                  (v) Any Employer Matching Contributions or Qualified Matching Contributions that relate to the Excess Contributions being distributed will be forfeited.

         (e) "Excess Contributions" means, with respect to any Plan Year, the excess of:

                  (i) The aggregate amount of Employee Deferred Contributions and Employer Contributions actually taken into account in computing the Actual Employee Deferred Contribution percentage of Highly Compensated Employees for such Plan Year, over

                  (ii) The maximum amount of such contributions permitted by the test described in Section 4.8(a) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Employee Deferred Contribution Percentages, beginning with the highest of such percentages).

         (f)      (i)      If Voluntary Employee Contributions are allowed under
                           Section 3.6 of the Adoption Agreement, a Member may treat his or her Excess Contributions as an amount distributed to the Member and then contributed by the Member to the Plan.
                           Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Employee Deferred Contributions. The amount of Excess
                           Contributions to be recharacterized with respect to a Member for a Plan Year shall be reduced by Excess
                           Employee Deferred Contributions previously distributed to the Member for his taxable year ending with or within the Plan Year. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other
                           Voluntary Employee Contributions made by that employee would exceed any stated limit under the Plan on Voluntary Employee Contributions.

                  (ii) Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Member for the Member's tax year(s) in which the earliest dates any Employee Deferred Contributions made on behalf of the Member during the Plan Year would have been received by the Member had the Member originally elected to receive the amounts in cash.

                  (iii) Any Employer Matching Contributions or Qualified Employer Matching Contributions that relate to the Excess Contributions being recharacterized, but that would not relate to the amounts so recharacterized if they had been contributed as Voluntary Employee Contributions, will be forfeited.


                                    ARTICLE V
                            ELIGIBILITY FOR BENEFITS

         5.1 NORMAL OR EARLY RETIREMENT OR DEATH. Subject to Section 5.4 (Payments to Alternate Payee) and Article VII (Distribution of Benefits) if the Committee determines that a Member has attained his Early or Normal Retirement Date, the Member may elect to receive his Distributable Credit at the time determined by the Committee under Article VII. If a Member dies, his Beneficiary will receive the Member's Distributable Credit as provided in Article VII. If a Participant who has elected a form of benefit other than a Married Member Annuity dies before payment of the Distributable Credit has begun, his surviving spouse, if any, will receive the value of the deceased Participant's account balance unless the Participant, with his spouse's consent, waived that benefit as provided in Section 6.8. If a Married Member Annuity was elected, his surviving spouse will receive a benefit payable for life unless the Member has waived that form of benefit within the 90 days preceding the date his benefits were to begin as provided in Section 6.8. However, the surviving spouse may select another form of benefit from among those specified in Section 4.5 of the Adoption Agreement. As a condition of eligibility to receive benefits, the Member or Beneficiary must complete and file any form required by the Committee.

         5.2 DISABILITY OR DEFERRED VESTED RETIREMENT. Subject to Section 5.4 (Payments to Alternate Payee) and Article VII (Distribution of Benefits), if the Committee determines that a Member Severed from Service before his Early or Normal Retirement Date for reasons other than death or if he Retired because of Disability, he will receive his Distributable Credit at the time determined by the Committee under Article VII. As a condition of eligibility to receive benefits, the Member must complete and file any form required by the Committee.

         5.3 CASH-OUTS. Subject to Section 5.4 (Payments to Alternate Payee) and
Article VII (Distribution of Benefits), if a Member Severs from Service or dies, the Committee may authorize a distribution as provided below:

         (a) If the Member's Vested Amount attributable to Employer Contributions, Voluntary Employee Contributions and forfeitures is $3,500 or less, the Committee will direct the Trustee to distribute a lump sum payment equal to his Distributable Credit. That distribution will be a full discharge of the Plan's liability to the Member and his Beneficiary.

         (b) If the Employer elects this option under Section 4.8 of the Adoption Agreement, a Member (or his Beneficiary, if the Member is deceased) whose Vested Amount attributable to Employer Contributions, Voluntary Employee Contributions and forfeitures exceeds (or at the time of any prior distribution exceeded) $3,500 may file a written request that the Plan distribute that part of the Member's Vested Amount which the Member or his Beneficiary elects to receive. That distribution will be made subject to any objective criteria specified by the Employer in Section 4.6 of the Adoption Agreement and, if the Member is married, only if his spouse consents to that distribution in the manner specified in Section 6.8. If the Member or his Beneficiary elects a partial distribution, the amount will be subtracted first from amounts attributable to the Member's Voluntary Employee Contributions, if any. If a distribution is made at a time when a Participant has a Vested Amount of less than 100 percent of the Accrued Benefit derived from Employer Contributions and the Participant may increase the nonforfeitable percentage in the Accrued Benefit, at any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

                                        X = P(AB + D) - D

                  For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the Accrued Benefit at the relevant time and D is the amount of the distribution.

         5.4 PAYMENTS TO ALTERNATE PAYEE. A Member's benefits will be adjusted to effect any Qualified Domestic Relations Order. If the Committee is unable immediately to determine whether an order is a Qualified Domestic Relations Order, it will segregate any amounts which may be payable to an Alternate Payee as if the order had been a Qualified Domestic Relations Order. If, within 18 months of receipt of the claim, the Committee determines that the order is a Qualified Domestic Relations Order, it will pay all amounts held in that separate account

(including allocable earnings, if any) as provided in that order. However, if, within that period, the Committee determines that the order is not a Qualified Domestic Relations Order or if no determination may be made within that period, all amounts held under that account (including allocable earnings, if any) will be re-credited to the Member's Trust Fund Account or Reserve Account. Any further claim filed under this Section by an Alternate Payee will apply prospectively only.


                                   ARTICLE VI
                                 FORM OF BENEFIT

         6.1 FORMS OF BENEFITS. Subject to any limitations under this Article VI, benefits will be paid in the form elected by the Member or Beneficiary from those forms specified in Section 4.5 of the Adoption Agreement. If the form of benefit selected by the Member or Beneficiary is other than a lump sum, the Committee may direct the Trustee to purchase a non-transferable, conventional, fixed or variable annuity contract providing payments in accordance with the form of benefit elected by the Member or Beneficiary. Such annuity contract may be of such type and from such insurance company approved by the Committee.

         6.2 RESTRICTIONS ON FORMS OF BENEFIT. The following limitations (including, if inconsistent, any other rules contained in Code Section 401(a)(9) or Regulations issued under that Section), apply if benefits are paid in any form other than the Married Member Annuity or an annuity for the life of the Member only:

         (a) Unless a Member's spouse is his Beneficiary, the present value of payments to be made to the Member must be more than 50% of the present value of all payments to be made to him and his Beneficiary, determined as of the date benefits begin. Distributions must begin under the rules of Section 7.3, and the premiums of any insurance contracts held in a Member's account must meet the requirement of Section 9.5(e), (f) or
                  (g), whichever applies.

         (b) No Member may elect any option without revoking his election of any other option (except the Social Security Adjustment Option if selected by the Employer under Section 4.5 of the Adoption Agreement). Moreover, if a Member is eligible for the Married Member Annuity, he may not elect any option (except a Social Security Adjustment Option if selected by the Employer under Section 4.5 of the Adoption Agreement) unless he has rejected the Married Member Annuity and that rejection has not been revoked.

         (c) Distributions may be made in cash or other property (or a combination of both). The methods of payment under any insurance contract distributed under the Plan and Trust will be limited to those set forth in this Article VI.

         (d) Subject to this Article VI, the Committee may transfer a Member's or Beneficiary's Distributable Credit to a reserve account under any other trust which is part of a qualified employee benefit plan sponsored by the Employer. The amount transferred will form part of the Member's or Beneficiary's distributable credit under that plan and will be distributed under the terms of that plan.

         (e)      Except as provided in Article VII (Distribution of Benefits):

                   (i) if a Member dies before distribution of his Distributable Credit has begun, the entire balance will be paid to his Beneficiary not later than the December 31 following the fifth anniversary of the Member's death unless:

                           (A) If any portion of the Distributable Credit is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary beginning no later than the December 31 of the calendar Year beginning after the calendar Year in which the Member died.

                           (B) If the designated Beneficiary is the Member's surviving spouse, the date that distributions are required to begin under this Section 6.2(e)(i) will not be earlier than the later of (I) December 31 of the calendar Year beginning after the calendar Year in which the Member died and (II) December 31 of the calendar Year in which the Member would have reached age 70 1/2. If the spouse dies before payment of the Distributable Credit begins, subsequent distributions will be made as if the spouse had been the Member.

                           (C) For purposes of this subsection, payments will be calculated by use of the return multiples specified in Section 1.72-9 of the Income Tax Regulations. Life expectancy of a surviving spouse may be recalculated annually. In the case of any other designated Beneficiary, life expectancy will be calculated at the time payment first begins without further recalculation.

                  (ii) if a Member dies after payment of his Distributable Credit has begun but before it has been fully paid, the balance, if not payable under Section 6.8 (Married Member Annuity), will be paid to his Beneficiary in the same form it was being paid to the Retiree. If any portion of the Distributable Credit is unpaid after all payments have been made to the Beneficiary, the remainder will be paid in a lump sum to the Beneficiary (or to the Member's estate if the Beneficiary is deceased).

         (f) For purposes of this Section 6.2, any amount paid to a child of the Member will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         (g) If a Member has made an election under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 to have benefits paid at a time and in a form permitted by the Plan before the end of the last day of the last Plan Year beginning before January 1, 1984, that election will be effective even if the form of benefit elected is not permitted under the Plan, if each of the following conditions are met:

                  (i) the election was in a form approved by the Employer or the Committee and filed with the Employer or the Committee before January 1, 1984 (or any later date permitted by law); and

                  (ii) the election specified a form of payment which was permissible under the Plan at the time the election was made.
                  To the extent necessary to comply with law and regardless of that election, the Committee will:

                  (iii) reform the election to the extent necessary to preserve the Plan's qualification under Code
                           Section 401(a); or, if reformation is not possible,

                  (iv) permit the Member to revoke the election, in whole or in part, if that revocation would not adversely effect the Plan's qualification under Code Section 401(a); or, if the Member fails to revoke that election or if revocation is not possible without affecting the Plan's qualifications,

                  (v)      accelerate the distribution of benefits.

         (h) No distribution will be made to any person who is barred from profiting by their own crimes under any applicable State Slayer's Act or statute of similar intent. For these purposes, the applicable State statute will be that enacted by the State in which the claimant resides. If such a statute applies, benefits will be paid as if the claimant had not existed.

         (i) Any annuity contract distributed under this Plan must be non-transferable and the terms of that contract must be consistent with the terms of this Plan.

         6.3 FORM OF OPTION ELECTION. Every election and every revocation of an election must be made on a form approved by the Committee, must be signed by the person making the election, must specify the option which is being elected, and must name a Beneficiary if the option selected calls for a Beneficiary. The election must also specify the sex and date of birth of any Beneficiary or, if omitted, this information must be delivered within six months after it has been requested by the Committee. The Committee may require additional information before approving any election.

         6.4 TIME TO ELECT AN OPTION. Except as provided in Section 6.8 (Married Member Annuity), an election of a form of benefit must be delivered to the Committee within the 90-day period preceding the date benefits are to begin.

         6.5 REVOCATION OF ELECTION. Except as provided in Section 6.8 (Married Member Annuity), an election of a form of benefit may be revoked at any time during which it could have been made. Any revocation must be in writing and must be delivered to the Committee or to its designated representative. Once revoked, an election is void for all purposes.

         6.6 BENEFICIARY CONSENT. Subject to the rules stated in Section 1.9 ("Beneficiary"), a Member may change his Beneficiary and may change or revoke any option elected without the consent of his Beneficiary.

         6.7 DEATHS OF BENEFICIARIES. If a form of benefit provides for payments to a Beneficiary, the following rules apply:

         (a) If a Member dies before benefits begin, benefits will be paid to a Beneficiary.

         (b) If benefits are or will be paid in a form which provides for payments to a Beneficiary and if the Member's Beneficiary dies or ceases to exist, the following rules apply: (i) if his Beneficiary dies or ceases to exist before benefits begin, the Member may designate a new Beneficiary or elect another form of benefit any time before his benefits begin; (ii) if his Beneficiary dies or ceases to exist after his benefits begin, the Member's benefits will continue in the same amount as if his Beneficiary had not died; or (iii) if benefits are being paid in any form not based on his Beneficiary's life expectancy and if all Beneficiaries die or cease to exist after the Member's benefits begin but before his death, he may designate another Beneficiary. If the Member has not named a successor Beneficiary, a Beneficiary receiving benefits in a form not based on his life expectancy may designate a successor beneficiary to receive the balance of those benefits if the Beneficiary dies before all benefits have been paid. In the absence of any designation, the balance, if any, of those benefits will be paid to the estate of the Member or Beneficiary, whichever dies last.

         (c) If benefits are being paid in any form based on a Beneficiary's life expectancy, no successor Beneficiary may be designated.

         6.8 MARRIED MEMBER ANNUITY. If the Married Member Annuity is made available as a form of benefit under Section 4.5 of the Adoption Agreement, the following rules will apply:

         (a) A Member who is married and who has elected an annuity form of benefit will automatically receive benefits in the form of an immediate Married Member Annuity.

         (b) The Committee will deliver to each married Member who has elected an annuity form of benefit a written, nontechnical explanation of the Married Member Annuity including:

                   (i)     the terms and conditions of that form of benefit;

                  (ii) a description of the Member's right to waive (and the effect of waiving) that form of benefit;

                  (iii)    a description of the rights of the Member's spouse;
                           and

                  (iv) a description of the right to revoke (and the effect of revoking) a previous waiver of that form of benefit.

                  This information will be delivered no less than 30 days and not more than 90 days before the date the Member's benefits are to begin.

         (c) If a Member whose benefits are to be paid as a Married Member Annuity dies before his benefits begin, his surviving spouse will receive a benefit payable for life unless the Member has waived that form of benefit within the 90 days preceding the date his benefits were to begin. However, the surviving spouse may select another form of benefit from among those specified in Section 4.5 of the Adoption Agreement in the manner described in Section 6.8(e).

                  If a Member who had not elected a Married Member Annuity dies before payment of his Distributable Credit has begun, his surviving spouse, if any, will receive the value of the deceased Member's account balance unless the Member, with his spouse's consent, waived that benefit. Those benefits payable to surviving spouses will be paid in the form selected by that surviving spouse from among those specified in Section 4.5 of the Adoption Agreement.

         (d) A Member may elect to receive or not to receive the Married Member Annuity on a form prescribed by the Committee and must deliver that form to the Committee during the 90-day period ending on the date his benefits are to begin.

         (e) Unless the spouse cannot be located, any waiver of the Married Member Annuity or the benefit described in the preceding paragraph will not be effective unless (i) the Member's spouse consents in writing to that waiver, (ii) that waiver designates a specific Beneficiary (and, if the spouse is consenting to a waiver of the Married Member Annuity, the waiver specifies an alternate form of payment) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Member without further consent by the spouse), and (C) the spouse's consent acknowledges the effect of that waiver and is witnessed by a notary public or a representative of the Plan Administrator. A spouse's consent to a Member's waiver may not be revoked and will not be effective with respect to any other spouse.

         6.9 MISSTATEMENTS IN APPLICATION. If the amount of benefits has been incorrectly determined because of an arithmetical error or because of a misstatement of fact, the amount of any overpayment or underpayment will be deducted from or added to the remaining payments, as the Committee directs. A "misstatement of fact" means any erroneous statement, omission of a material fact, or failure to correct information given by a Member or Beneficiary in an application for retirement income or in response to a request for information.


                                   ARTICLE VII
                            DISTRIBUTION OF BENEFITS

         7.1 ELIGIBILITY FOR BENEFITS. The Committee will determine the cause of a Member's Severance from Service and whether he is eligible to receive his Distributable Credit. As a condition of any person's eligibility to receive his Distributable Credit, the Committee will require that an application form be completed and delivered to the Committee.

         The Committee will act on all applications within 90 days after receipt. If an application is approved, the Committee will determine the applicant's Distributable Credit and direct the Trustee in writing of the method and time of distribution.

         7.2 CLAIMS PROCEDURE. If any part of an application under Section 7.1 is denied, the following claims procedure will apply:

         (a) The Committee will provide the applicant with a written notice stating (i) the reason why the claim was denied, (ii) the provisions of the Plan upon which the denial was based, and
                  (iii) an explanation of the Plan's review procedure. Any written notice of denial will be sent to the applicant within 90 days after the claim is delivered to the Committee, unless special circumstances require an extension of time for processing the claim. If the Committee needs an extension of time to process a claim, written notice will be delivered to the applicant before the end of the initial 90 day period. The notice of extension will include a statement of the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. However, that extension may not exceed 90 days after the end of the initial period. If the Committee rejects an application for failure to furnish necessary materials or information, the written notice to the applicant will explain what more is needed and why, and will tell the applicant that he may refile a proper application.

         (b) If a claim is denied or if the Committee does not act on an application within 90 days of its delivery, the applicant may appeal by delivering a written notice to the Committee specifying the reasons for the appeal. That notice must be delivered within 60 days after receiving the Committee's notice of denial or, if no notice of denial was received, within 150 days after the claim was filed. If he appeals, the applicant may review pertinent documents at any reasonable time and place specified by the Committee and may submit any additional written material pertinent to the appeal. The period during which an applicant may appeal may be extended by the Committee if the nature of the claim warrants an extension.

         (c) The Committee will decide the appeal not later than 60 days after delivery of the notice of appeal. If special circumstances require an extension of time, the

                  Committee will notify the applicant by written notice that a decision will be made as soon as possible, but not later than 120 days after receipt of the notice of appeal. The applicant may appear before the Committee to present his claim. The Committee's decision will be in writing and will state clearly the reasons for the decision, including specific reference to Plan provisions supporting the decision. The applicant may deem a claim denied if a decision is not furnished within the time prescribed above.

         7.3 TIME OF DISTRIBUTION. Subject to the following conditions and any other objective criteria specified in Section 4.6 of the Adoption Agreement, a Member's benefits will begin on the date he specifies or as soon as practicable after that date but not later than 60 days after the close of the Plan Year in which the latest of the following occurs:

         (a) The earlier of the Member's Normal Retirement Date or his 65th birthday;

         (b)      The 10th anniversary of his participation in the Plan;

         (c)      The Member's Severance from Service; or

         (d) The date specified in the applicant's written election if that date is consistent with any objective criteria specified in
                  Section 4.6 of the Adoption Agreement. If the Member is then subject to the requirements of Code Section 401(a)(11), the Member's spouse must consent to any such election in the manner provided in Section 6.8.

         Distribution to a Beneficiary will begin as soon as practicable after the Member's death. A surviving spouse who is entitled to a distribution under
Section 6.8(c) may direct the Committee to begin distributions within a reasonable time after the Participant's death.

         Notwithstanding anything to the contrary that may be specified in
Section 4.6 of the Adoption Agreement, but subject to Article IV (Benefits, Limitations), a Member's Employee Deferred Contribution Account, Qualified Matching Contribution Account or Qualified NonElective Employer Contribution Account shall not become distributable prior to the Member's severance from service except upon

         (f) Termination of the Plan without the establishment or maintenance by the Employer of another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7);

         (g) If the Employer is a corporation, the disposition by the Employer to an unrelated corporation of substantially all of its assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of the Employer if the Employer continues this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets;

         (h) If the Employer is a corporation, the disposition by the Employer to an unrelated entity of the Employer's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if the acquiring corporation continues to maintain this Plan, but only with respect to employees who continue employment with that subsidiary;

         (i)      The Member's attainment of age 59 1/2; and

         (j) The hardship of the Participant as described in Section 7.4, provided that advance distributions for hardship are permitted under Section 4.9 of the Adoption Agreement.

         Unless the Member has made the election described in Section 6.2(g), distribution of benefits must begin no later than April 1 of the calendar Year following the calendar Year in which he attains age 70 1/2. However, the benefit of a Member who reached age 70 1/2 before January 1, 1988 who is not a "five percent owner" (as defined in Section 1.38) must begin:

         (k) On April 1, 1990, if that Member reached age 70 1/2 during 1988, and had not Retired before January 2, 1989; or

         (l) The April 1 of the calendar Year beginning after the later of the calendar Year in which the Member Retires or reaches age 70 1/2, if that Member reached age 70 1/2 before January 1, 1988.

The benefit of a Member who reached age 70 1/2 before January 1, 1988 and who is a "five percent owner" (as defined in Section 1.30) during any Year beginning after December 31, 1979, must begin the later of:

         (m) April 1 of the calendar Year in which the Member attains age 70 1/2; or

         (n) April 1 of the earlier of the calendar Year with or within which ends the Plan Year in which the Member becomes a "five percent owner" (as defined in Section 1.38), or the calendar Year in which the Member retires.

         A Member is treated as a "five percent owner" (as defined in Section 1.38) for purposes of this section if that Member is within that definition at any time during the Plan Year ending with or within the calendar Year he reaches age 66 1/2 or any subsequent Plan Year.

         Once distributions have begun under this section to a "five percent owner" (as defined in Section 1.38), they must continue, even if the Member ceases to be a "five percent owner" (as defined in Section 1.38) in a subsequent Year.

         7.4 ADVANCE DISTRIBUTION FOR HARDSHIP. If made available under Section
4.9 of the Adoption Agreement, any Member who suffers a Hardship, as defined below, may request a withdrawal from his Employee Deferred Contributions without adjustment for investment income, gains or losses, less any portion which had been loaned to the Member under Article VII. That request must be made by written notice to the Committee setting forth the amount requested and the facts establishing the existence of the Hardship. Upon receipt of that request, the Committee will determine whether a Hardship exists. If the Committee determines that Hardship does exist, it will determine what portion of the amount requested by the Member is required to meet the need created by the Hardship, and will direct the Trustee to distribute that amount to the Member. Any distribution made under this Section will be deemed made as of the first day of the Plan Year during which the distribution is made, or, if later, the Valuation Date immediately preceding the date of distribution, and the Member's Employee Deferred Contribution Account will be reduced accordingly.

         For purposes of this Section, a "Hardship" means an immediate and heavy financial need of the Member where the Member lacks other available resources. Financial needs that may be considered immediate and heavy include:

         (a) Expenses for medical care described in Code Section 213(d) previously incurred by the Member, his spouse, his children or any of his dependents (as defined in Code Section 152), or expenses necessary for those persons to obtain medical care described in Code Section 213(d);

         (b) The purchase (excluding mortgage payments) of a Member's principal residence;

         (c) Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Member, his spouse, his children, or his dependents;

         (d) The need to prevent the eviction of the Member from his principal residence or foreclosure of the mortgage on the Member's principal residence; and

         (e) Any other financial needs prescribed by the Internal Revenue Service in regulations, revenue rulings, notices, and other documents of general applicability.

A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Member if:

         (f) The Member has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

         (g) The Member is prohibited under the terms of the Plan or an otherwise legally enforceable agreement, from making elective deferrals and employee contributions to the Plan and all other plans described in regulations under Code Section 401(k) and maintained by the Employer (including all qualified and nonqualified plans of deferred compensation maintained by the Employer) for at least twelve months after the receipt of the Hardship distribution;

         (h) The distribution is not in excess of the amount of an immediate and heavy financial need; and

         (i) All plans maintained by the Employer provide that the Member may not make Employee Deferred Contributions or other elective deferrals for the Member's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such Member's Employee Deferred Contributions or other elective deferrals for the taxable year of the Hardship distribution (and this Plan hereby so provides).

         7.5 RESERVE ACCOUNTS. If a Distributable Credit is to be distributed in installments or is to be deferred and the Trustee fails to purchase a nontransferable, conventional fixed or variable contract providing payments in accordance with the form of benefit elected by the Member or Beneficiary pursuant to Section 6.1, the Trustee will segregate and administer those amounts as a separate Reserve Account from which all payments are to be made. If a Member dies before the full amount of his Reserve Account has been paid to him, the balance will be paid to his Beneficiary in the form provided under Article VI, if appropriate to do so under any manner of payment selected by the Member. Each Reserve Account will be invested to preserve principal and to produce a reasonable return.

         7.6 PAYMENT OF BENEFITS. The Committee shall direct the Trustee in writing as to the manner in which to pay benefits from the Trust Fund, specifying the name of the person to receive payments, his address and the amount and frequency of payments. The Trustee shall comply with such written direction it receives from the Committee. Each Member and Beneficiary must give the Committee his correct mailing address.

         7.7 PAYMENT IN CASE OF INCAPACITY. If the Committee determines that a Member or Beneficiary is legally, physically or mentally incapable of personally receiving any payment under the Plan, the Committee will notify the Trustee and the Trustee will make payment to a court appointed guardian or legally appointed representative.

         7.8 SUSPENSION OF BENEFITS. Except as otherwise provided in Section 4.6 of the Adoption Agreement, if a former Member is reemployed by the Employer or an Affiliate while he is receiving benefits under the Plan, or if a Member continues employment after his Normal Retirement Date, the payment of benefits will be suspended until the earlier of the date he again becomes eligible for benefits or the April 1 of the calendar Year following the calendar Year in which he attains age 70-1/2. During any period of suspension, the balance of Distributable Credit will be set aside in a Reserve Account and will be held as provided in Section 7.5.

         7.9 INABILITY TO LOCATE PAYEE. If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Committee within five Years after the Committee mails written notice of eligibility to his last known address, that benefit will be forfeited. However, if the payee later files a claim for that benefit under Section 7.2 before his benefit has been escheated under applicable law and if that claim is approved, the benefit will be restored.

         7.10 ALIENATION OF BENEFITS. Except as specifically provided in the Plan or by applicable law or pursuant to a Qualified Domestic Relations Order, no benefit payable under the

Plan and no right or privilege under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any action or attempt to do so will be void. Except as specifically provided in the Plan, no benefit, right or privilege may be subjected to the debts, contracts, liabilities, engagements or torts of the person entitled to those benefits. This Section does not preclude the enforcement of a federal tax levy under Code
Section 6331 nor the collection by the United States on a judgment resulting from an unpaid tax assessment.


                                  ARTICLE VIII
                              LOANS AND WITHDRAWALS

         8.1 LOANS. If the Committee implements this Section under Section 3.5 of the Adoption Agreement, and subject to Section 8.2 (Conditions Concerning Loans), the Trustee will loan to each Member and to each Beneficiary who is a "party in interest" as defined in ERISA Section 408 the amount approved by the Committee upon application made by such Member or Beneficiary on forms approved by the Plan Administrator. Loans will not be made to any Owner-Employee or Shareholder-Employee unless an applicable exemption is obtained from the Department of Labor.

         Unless otherwise specified in a writing signed on behalf of the Committee and the Member or Beneficiary, loans will be debited against amounts in his accounts in the following order:

         (a)      his Voluntary Employee Contributions, if any;

         (b)      earnings on his Voluntary Employee Contributions, if any;

         (c)      earnings on his Rollovers, if any;

         (d)      his Rollovers, if any;

         (e) his Vested Amount attributable to Employer Contributions and forfeitures; and

         (f) his Employee Deferred Contributions and related earnings, if any.

         No part of a Member's Deductible Employee Contributions may be borrowed.

         8.2 CONDITIONS CONCERNING LOANS. Loans under Section 8.1 are subject to the following terms and conditions:

         (a) The total amount of any loans from the Plan and any other qualified employee pension benefit plan sponsored by the Employer or an Affiliate may not exceed the lesser of (i) the greater of 50% of his vested interest in those plans as of the date the loan was made or the lesser of $10,000 or his vested interest in those plans, or (ii) $50,000, reduced by the excess (if any) of the highest outstanding loan balance during the one Year period ending on the day before the loan is made, over the outstanding loan balance from the Plan on the date the loan is made. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to Non-Highly Compensated Employees.

         (b) Each loan must be repaid within five Years of the date the loan was made unless the Committee determines that the purpose of the loan is to acquire any dwelling unit which within a reasonable time which is to be used (determined at the time the loan is made) as the principal residence of the Member. In that case, the Committee may provide for repayment within a specified period of time in excess of five Years, but not to exceed thirty Years.

                  The loan must bear a reasonable rate of interest set by the Committee. In determining the interest to be charged, all relevant factors will be considered, including the amount and duration of the loan, the nature, amount and adequacy of the security, the credit standing of the Member and the interest rate prevailing for comparable loans.

                  The loan must be secured adequately and must be evidenced by a promissory note signed by the Member. All loans to Members will be secured by the pledge of no more than 50% of the Member's vested interest in the Members' Trust Fund Account and/or by the pledge of any other collateral (including tangible or intangible property) which the Trustee, in its sole discretion, believes to be necessary or desirable to ensure repayment of the principal and interest as provided in the promissory note.

                  The Committee will approve and deny loans in a uniform and nondiscriminatory manner. However, the Committee will make reasonable distinctions based on credit worthiness and financial need. The Committee will determine the amount (if any) that a Member may borrow and will direct the Trustee to lend that amount from the Trust Fund. The Committee will make appropriate notations against the Member's Trust Fund Account to reflect the loan.

         (c) If a Member defaults on repayment of a loan which is secured by his Accrued Benefit, foreclosure on the Member's promissory note and attachment of his Accrued Benefit will not occur until the Plan otherwise permits distribution of his Accrued Benefit. However, the Trustee may immediately foreclose on any other property pledged to secure repayment of the loan. If a Member has pledged property other than his Accrued Benefit as security for repayment of the loan, the Member's Accrued Benefit will be applied to satisfy the loan only if the amount of default may not be satisfied by application of all other property pledged. A default will occur if the Member fails to make any scheduled payment within 30 days of its due date. Loan payments must be made no less frequently than quarterly and must be made in substantially equal amounts under a definite repayment schedule specified in the promissory note.

         (d) No loan will be permitted to the extent that it affects any amount subject to a Qualified Domestic Relations Order.

         (e) No loan or any renegotiation, extension, renewal or other revision of an outstanding loan will be made to a married Member unless his spouse consents to that loan as provided in
                  Section 6.8, and that consent is delivered to the Committee within the 90-day period ending on the date on which the loan is to be secured by the Member's Accrued Benefit.

         8.3 WITHDRAWALS. Subject to Section 8.4 of this Plan and Section 4.6 of the Adoption Agreement, the Trustee will allow a Member to withdraw all or a portion of Voluntary Employee Contributions from his Trust Fund Account. Withdrawals will be debited in the following order:

         (a) his Voluntary Employee Contributions received by the Trustee before December 31, 1986, if any; and

         (b) his Voluntary Employee Contributions received by the Trustee after December 31, 1986 (and a proportionate amount of earnings realized on all Voluntary Employee Contributions whenever received by the Trustee).

         A withdrawal under this Section will not cause a Member to forfeit any part of his Accrued Benefit attributable to Employer Contributions and forfeitures.

         8.4 CONDITIONS CONCERNING WITHDRAWALS. Withdrawals under Section 8.3 are subject to the following terms and conditions:

         (a) Each application for a withdrawal must be in writing on a form approved by the Committee. Applications for withdrawals will be accepted by the Committee only with respect to withdrawals to be made before the Member's Severance from Service. A Member's spouse, if any, must consent in the manner described in Section 6.8 to a withdrawal.

         (b) The amount of a Member's withdrawal may not exceed (i) the amount of his Voluntary Employee Contributions (adjusted for earnings and losses), minus (ii) the aggregate amount of all withdrawals previously made by the Member.

         (c) The Committee will determine the amount that a Member may withdraw and will direct the Trustee to pay that amount from the Member's Trust Fund Account.

         (d) No withdrawal will be permitted to the extent that it affects any amount subject to a Qualified Domestic Relations Order.

                                   ARTICLE IX
                         ESTABLISHMENT OF TRUST FUND AND
                       TRUST FUND ACCOUNTS; LIFE INSURANCE

         9.1 TRUST FUND. The Employer and the Trustee will execute a trust agreement or insurance contract to manage and operate the Trust Fund.

         9.2 TRUST FUND ACCOUNTS. The Trustee will establish and maintain an account in the Trust Fund for each Member. The balance of each Trust Fund Account will be the sum of amounts credited to that Trust Fund Account less the sum of all amounts debited against that Trust Fund Account.

         9.3 INVESTMENT; FUNDING POLICY. The Trustee will invest the Trust Fund as provided in the trust agreement. The Committee will establish and periodically review a policy which defines the Plan's funding needs and will certify that policy and any changes in it to the Trustee.

         9.4 IMPOSSIBILITY OF DIVERSION. The Trust Fund exists for the exclusive benefit of Members or their Beneficiaries and for paying the reasonable expenses of administering the Plan and Trust. If any Employer Contribution was made because of a mistake of fact or was conditioned upon its deductibility under Code Section 404, and if that deduction is disallowed, upon the certification of those facts by the Committee, the Trustee will return to the Employer the amount which exceeds the Employer Contribution that would have been made if that mistake of fact or if that mistaken determination of deductibility had not occurred, reduced to reflect any investment losses attributable to the excess Employer Contributions. No excess Employer Contributions may be returned later than one Year after their payment in the case of an Employer Contribution made under a mistake of fact, or the disallowance of the deduction of an Employer Contribution. If an Employer Contribution was conditioned upon initial qualification of the Plan under Code Section 401 and the Plan does not qualify, all amounts contributed by the Employer must be returned to the Employer not later than one Year after the denial of the Plan's qualification but only if an application for qualification of the Plan is made within the time prescribed by law for filing the Employer's income tax return for the tax year in which the Plan is adopted or any later date prescribed by the Secretary of the Treasury. In no other cases may the Trust Fund be used for or diverted to any other purpose except as provided in Article XIII and Section 14.5 (Expenses).

         9.5 PURCHASE OF INSURANCE. If the Committee directs the Trustee to purchase contracts insuring the life of any Member, the following rules apply:

         (a) A contract insuring the life of a Member will be purchased only if the Member has requested or consented to that coverage.

         (b) Premiums paid for life insurance will be charged against the insured Member's Trust Fund Account. Dividends paid on any life insurance contract may be applied to purchase additional life insurance for the insured Member or retained under the contract.

         (c) During any Top-Heavy Plan Year, the Trustee may not purchase or pay premiums on any policy insuring the life of any Key Employee unless that Key Employee specifically consents to that purchase or payment.

         (d)      Subject to the consent of the Member's spouse as described in
                  Section 1.9 (Beneficiary), each insured Member may designate, in the manner established by the insurer, the Beneficiary or Beneficiaries of that insurance. Each Member also may designate, in the manner established by the insurer, the manner (settlement option) in which the proceeds of the contract are to be paid.

         (e) The amount expended for ordinary life insurance must be less than one-half of the total Employer Contributions and Forfeitures allocated to the insured Member's Trust Fund Account.

         (f) The amount expended for term life insurance must be less than one-fourth of the total Employer Contributions and Forfeitures allocated to the insured Member's Trust Fund Account.

         (g) If both ordinary life insurance and term life insurance are purchased, one-half of the aggregate amount expended for ordinary life insurance plus the amount expended for term life insurance, must be less than one-fourth of the total Employer Contributions and Forfeitures allocated to the insured Member's Trust Fund Account.

         (h) Unless the Member Severs from Service because of death, the Trustee will value any contracts insuring the life of a Member who has Severed from Service based on the interpolated terminal reserve value of those contracts, and, subject to
                  Section 6.8 (Married Member Annuity), (i) will convert those contracts to cash or (ii) will distribute those contracts to the insured Member as directed by the Committee.

         (i) The method of payment under any insurance contract distributed under the Plan will be limited to those specified in Article VI.

         (j) For purposes of this Plan, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums, and term life insurance contracts encompass all other life insurance contracts which are not ordinary life.

         9.6 TRANSFERS FROM OTHER PLANS. Unless the Employer has specified in
Section 4.5 of the Adoption Agreement that benefits may be paid as a life annuity or a joint and survivor annuity, the Trustee will not accept funds (except Rollovers if otherwise permitted by Section 3.7 of the Adoption Agreement) as provided under Section 3.5 transferred directly from any plan subject to Code Sections 401(a)(11) and 417.

                                    ARTICLE X
                        TRUST FUND VALUATION; STATEMENTS

         10.1 VALUATION OF THE TRUST FUND. As of each Allocation Date, the Trustee will determine the fair market value of the Trust Fund and its liabilities. The Committee also may direct the Trustee to value the Trust Fund as of such other "Valuation Dates" if the Trust is wholly or partially terminated or whenever the Committee believes an interim valuation is needed either to protect the Plan's interests or to provide equitable treatment under the Plan. In valuing the Trust Fund, Forfeitable Amounts, Reserve Accounts, loan accounts and Segregated and Individually Directed Accounts will be debited, credited and stated separately with respect to their earnings, losses, appreciation and depreciation. Those accounts also will be charged with any direct liabilities and expenses as well as their proportionate share of general liabilities and expenses of the Trust Fund as determined by the Committee after consultation with the Trustee.

         10.2 ALLOCATION TO TRUST FUND ACCOUNTS. Following the valuation described in Section 10.1, the net worth of the Trust, excluding:

         (a) Segregated and Individually Directed Accounts, Forfeitable Amounts and Reserve Accounts;

         (b)      Employer Contributions paid or accrued for the Plan Year;

         (c) One-half of the Employee Deferred Contributions that both were not allocated to a Segregated and Individually Directed Account and were deferred after the prior Valuation Date;

         (d) Deductible Employee Contributions, Voluntary Employee Contributions, loan accounts and Rollover Amounts received during the Plan Year;

         (e) Rollovers received during the Plan Year that were not allocated to a Segregated and Individually Directed Account;

         (f)      Absolute forfeitures arising during the Plan Year; and

         (g) Dividends or credits attributable to contracts insuring the life of any Member will be allocated to Trust Fund Accounts in the same ratio which the value of each Trust Fund Account (determined as of the date of the most recent allocation under this Article) bears to the value of all Trust Fund Accounts (as of the same date).

         However, before that allocation is made, the following amounts will be subtracted from each Trust Fund Account:

         (h)      the value of all contracts insuring the life of the Member;

         (i) withdrawals made by the Member under Section 7.4 or 8.3 since the most recent Allocation Date; and

         (j) amounts paid for premiums on contracts insuring the Member's life during the allocation period.

         After the allocation, to the extent not credited to a Segregated and Individually Directed Account, Deductible Employee Contributions, Voluntary Employee Contributions and Rollovers received since the preceding valuation date will be credited to Trust Fund Accounts. Any amount excluded under subsection
(h) will be restored. Also, dividends or credits earned on a life insurance contract will be allocated to the Trust Fund Account of the Member whose life is insured by that contract.

         10.3 STATEMENTS OF ACCOUNTS. As soon as practicable after any valuation (other than an interim valuation) under Section 10.1 and at the discretion of the Committee, after any interim valuation, the Committee will prepare and deliver to each Member a statement of his Trust Fund Account, Segregated and Individually Directed Account or Reserve Account, together with a statement of any outstanding loans from the Trust Fund to each Member. That statement will be effective as of the first day following any valuation date of the Plan Year following the Plan Year for which it is made. If an interim valuation is made under Section 10.1, the computations under this Section will be made as soon as practicable after the valuation date.


                                   ARTICLE XI
                                 ADMINISTRATION

         11.1 DESIGNATION OF FIDUCIARIES. The persons designated in Sections
11.2 (Employer), 11.3 (Committee), and 11.5 (Trustee), and the persons they designate to carry out their duties or responsibilities are fiduciaries under the Plan and Trust. Each fiduciary has only those duties or responsibilities specifically assigned to him under the Plan or Trust or delegated to him by another fiduciary. Each fiduciary may assume that any direction, information or action of another fiduciary is proper and need not inquire into the propriety of any such action, direction or information. Except as provided by law, no fiduciary will be responsible for the malfeasance, misfeasance or nonfeasance of any other fiduciary. Any fiduciary may participate in the Plan, provided he otherwise is eligible to do so. Except as permitted by law, no Employee or director may receive any compensation from the Plan or Trust for his services as a fiduciary.

         11.2 EMPLOYER. The Employer will:

         (a)      appoint the members of the Committee;

         (b)      appoint the Trustee;

         (c)      act on any matter referred by the Committee under subsection
                  11.3(c);

         (d) receive and review reports submitted periodically by the Committee concerning administration of the Plan and Trust;

         (e) approve the termination or discontinuance of any insurance contract used to fund the Plan;

         (f) appoint, remove or replace the Trustee or insurance company which holds Plan assets;

         (g) appoint, remove or replace Investment Managers or investment advisers;

         (h) approve the amount of Employer Contributions to be made to the Plan or approve discontinuance of Employer Contributions to the Trust Fund; and

         (i) approve the termination or partial termination of the Plan or Trust.

         11.3 COMMITTEE.

         (a) DESIGNATION. The Employer will name the members of the Committee and will fix the number of its members.

         (b)      PURPOSE. The Committee will control and administer the Plan.

         (c) POWERS. The Committee has all powers necessary to carry out its purpose, including the following:

                  (i) establishing rules, regulations and procedures it finds necessary or appropriate to discharge its duties;

                  (ii) interpreting the Plan, including supplying any omissions in accordance with the intent of the Plan;

                  (iii) deciding all questions concerning eligibility of any Employee to become a Member;

                  (iv) determining the existence and duration of Approved Absences and Disabilities;

                  (v) computing the amount of benefits and determining to whom such benefits will be paid;

                  (vi)     authorizing or denying the payment of Plan benefits;

                  (vii) delegating its powers and duties to others as it sees fit, including:

                           (A) the preparation and filing of all reports with governmental agencies;

                           (B)      the preparation and distribution of
                                    booklets, announcements, reports and
                                    descriptions of the Plan to Employees, as required by law;

                           (C) the maintenance of all records relating to the Plan and Trust, including those sufficient to demonstrate satisfaction of the tests described in Sections 4.7 (Limitation on Employer Matching Contributions and Voluntary Employee Contributions) and 4.8 (Limitation on Employee Deferred Contributions) and the amount of Employer Contributions used in those tests;

                           (D) the establishment and administration of a uniform claims procedure; and

                           (E)      the performance of all other duties
                                    necessary to administer the Plan;

                  (viii) employing those accountants, actuaries, agents, consultants, physicians and attorneys (who may be counsel to the Employer) it finds necessary, and to receive and evaluate their reports;

                  (ix)     reviewing bonding and insurance requirements;

                  (x) designating an agent for service of legal process upon the Plan;

                  (xi) reviewing and implementing long-term planning in developing modifications of the Plan;

                  (xii) establishing and enforcing the rules, regulations, procedures, investment policies and investment programs it considers desirable;

                  (xiii) receiving and evaluating monthly, quarterly and annual reports of Trustees, Investment Managers and investment advisers;

                  (xiv) reviewing the performance of the Trustees, Investment Managers and/or investment advisers at least quarterly;

                  (xv) allocating the amount of assets to be managed by each Trustee, Investment Manager and investment adviser;

                  (xvi)    accepting or rejecting Rollovers;

                  (xvii) establishing any accounts called for by the Plan or Trust;

                  (xviii) reporting at least annually to the Employer on the investment performance of the Trust Fund; and

                  (xix) performing any other act or acts necessary to the performance of its powers and duties.

                  Nothing in this Plan precludes the Committee from exercising full discretionary authority and responsibility with respect to all aspects of Plan administration and managing of Plan assets.

         (d) RESIGNATION, REMOVAL AND DESIGNATION OF SUCCESSOR. The Employer may remove any member of the Committee at any time. Any member of that Committee may resign at any time by delivering his written resignation to the Employer and the Committee. New members will be named by the Employer. Any new member will have the same rights, powers, privileges, immunities and duties as the other members of the Committee. The Committee must promptly notify the Trustee of any change in its membership.

         11.4 ACTION OF COMMITTEE. Any act authorized, permitted or required to be taken by the Committee may be taken by a majority of its members, either by vote at a meeting or in writing without a meeting. All members must be notified of the proposed action and must have an opportunity to vote. A majority of the members of the Committee constitutes a quorum. All notices, advices, directions, certifications, approvals and instructions required or authorized to be given by the Committee must be in writing and signed (a) by a majority of the members of the Committee, (b) by the member or members of the Committee designated as having authority to execute documents on its behalf or (c) by a person authorized to act for the Committee under subsection 11.3(c)(vii).

         11.5 TRUSTEE.

         (a)      DESIGNATION.  The Employer will appoint the Trustee.

         (b) POWERS AND DUTIES. The Trustee has the duties and powers set forth in the agreement executed by the Employer and the Trustee.

         11.6 EMPLOYER RECORDS. The Committee may inspect the Employer's books and records to determine any fact in connection with acts to be performed by it under the Plan, or it may rely on the Employer's statement. If the Committee wants any statement certified it may rely on a certification of the Employer or Affiliate, as appropriate.

         11.7 INDEMNIFICATION. All fiduciaries designated in Section 11.1 (other than a bank or trust company or an insurance company acting as a Trustee) and anyone else delegated any power, authority or responsibility under this Article, have all rights of indemnification provided by law or agreement or under the Employer's Articles of Incorporation, regulations or by-laws. In addition, the Employer will satisfy any liability actually and reasonably incurred by all fiduciaries (other than a bank or trust company or an insurance company acting as Trustee) including expenses, attorneys fees, judgments, fines and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit or other proceeding related to their exercise or failure to exercise any of the powers, authority, responsibilities or discretion provided under the Plan and the Trust, or reasonably believed by them to be provided under the Plan, and any action taken by them in connection with those matters if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Plan, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe that their conduct was unlawful.

         11.8 DISCRIMINATION PROHIBITED. In exercising any discretionary or absolute authority under the Plan, the Committee will act in a consistent and non-discriminatory manner, treating all persons in similar circumstances in a similar manner. The Committee may take no action which would discriminate in favor of Members, Beneficiaries or Employees who are Highly-Compensated Employees, or which would result in benefitting one employee or group of employees at the expense of others similarly situated.

         11.9 REPRESENTATION IN PROCEEDINGS. In any court proceeding arising under the Plan, the Committee will be the representative of the Members, Beneficiaries and all others claiming any interest under the Plan.

         11.10 TIME OF DELIVERY. Any information, forms of election, rejection or other materials required to be filed with or delivered to the Employer or any fiduciary will be deemed filed or delivered when actually received. Except as provided in Section 7.2 (Claims Procedure), any consents, approvals, information, requests for information or other materials required to be filed or delivered to a Member or Beneficiary by the Employer or any fiduciary will be deemed filed or delivered on the earlier of the date of personal delivery or the date deposited in first class mail.


                                   ARTICLE XII
                                    AMENDMENT

         12.1 GENERAL AMENDMENT.

         (a) The entity which has received the Notification Letter issued by the Internal Revenue Service covering this Plan may amend the Plan at any time in a writing signed by a person authorized to act on behalf of such entity. Any such amendment shall become effective as provided therein upon its execution by such entity provided, however, that any amendment which affects the rights, duties or responsibilities of the Trustee or the Employer shall not become effective with respect to such Trustee or Employer without the written consent of such Trustee or Employer, as appropriate. A copy of that amendment will be given to each Employer.

         (b) The Employer, through any person authorized to so act on behalf of the Employer, may (i) change between options selected in the Adoption Agreement, (ii) adopt other amendments to the Adoption Agreement to satisfy Code Section 415 or to avoid duplication of minimum benefits under Code
                  Section 416 because of the required aggregation of multiple plans and (iii) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. The Employer may amend the Plan or the Adoption Agreement at any time in a writing signed by a person authorized to do so on behalf of the Employer. Any such amendment shall become effective as provided therein upon its execution.

         (c) If an Employer amends the Plan or inserts a non-elective option into the Adoption Agreement in a manner that is inconsistent with the first sentence of Section 12.1(b), it may no longer utilize this Plan as a regional prototype plan, but will be considered to have adopted an individually designed plan.

         (d) Neither the entity which has received the Notification Letter issued by the Internal Revenue Service covering this Plan nor the Employer may adopt any amendment which will increase the duties or liabilities of the Trustee or the Committee without its written consent, and no amendment may authorize or permit any part of the Trust Fund to be used for or diverted to any purpose other than the exclusive benefit of Members or their Beneficiaries, and for defraying the reasonable expenses of administering the Plan and Trust. Except as permitted by law or under regulations issued by the Secretary of the Treasury or his delegate, no amendment may (i) decrease a Member's accrued benefits, (ii) eliminate or reduce any subsidy or early retirement benefit or (iii) eliminate an optional method of distribution with respect to benefits attributable to a Member's service before the adoption of the amendment. The prohibition on reducing or eliminating a retirement subsidy will apply only with respect to a person who was a Member when that subsidy was reduced or eliminated and who satisfies, before or after the adoption of the amendment, the conditions of the subsidy as in effect before the adoption of the amendment. However, the entity which has received the Notification Letter issued by the Internal Revenue Service covering this Plan and the Employer specifically reserves the right to make any amendment designed to comply, or to eliminate any uncertainty of compliance, with the Code, ERISA, any other law relating to qualified employees' trusts or any regulations or rulings issued under those laws, even though accrued benefits are eliminated or reduced retroactively.

         12.2 AMENDMENT OF VESTING SCHEDULE. If the Plan is amended to provide a different vesting schedule, each person adversely affected:

         (a)      who is a Member during the election period below; and

         (b) who has completed a Period of Service of at least three Years before that period ends may elect to have the amendment disregarded in determining his Vested Amount. The election must be in writing and delivered to the Committee within the election period. Upon delivery, his election will be irrevocable. The election period begins on the date the amendment is adopted and ends 60 days after the latest of the date:

         (c)      the amendment is adopted;

         (d)      the amendment becomes effective; or

         (e) the Committee delivers a written notice of the amendment to the Member.

         No amendment to the Plan's vesting schedule may decrease the Vested Amount which any Member has earned as of the date of the amendment or, if later, the date that amendment is effective.


                                  ARTICLE XIII
                    SUSPENSION, DISCONTINUANCE OR TERMINATION

         13.1 TERMINATION OR PARTIAL TERMINATION OF THE PLAN. The Employer may terminate or partially terminate the Plan at any time. Upon such termination, the vesting provisions of Section 1.81(b) will apply.

         13.2 TERMINATION OF THE TRUST. If the Employer ceases the accrual of benefits under the Plan under Section 13.1, the Trust may be liquidated by the Employer, or, so long as the Plan continues to meet the qualification requirements under Section 401(a) and other applicable sections of the Code, continued indefinitely until liquidated by the Employer. The Trust Fund and each account under the Trust Fund will be valued as provided in Section 10.1 and allocated as provided in Section 10.2. The Committee will determine the method and means of distribution and will certify that information to the Trustee. After receiving that certification and after making necessary adjustments to reflect additional earnings, losses and liquidation expenses, the Trustee will distribute the Trust assets promptly. If one but not all Employers terminates or partially terminates the Plan, that Employer will determine whether or not the Trust will continue for its Members. If those interests are terminated, the Committee will direct their liquidation under this Section.

         13.3 DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS. The Employer expects to continue the Plan and to make Employer Contributions indefinitely. However, the Employer does not assume a contractual obligation to continue the Plan and, subject to Section 12.1 (General Amendment), reserves the right to reduce, suspend or discontinue Employer Contributions. Any suspension or discontinuance of Employer Contributions will not constitute a discontinuance of the Plan. If Employer Contributions are discontinued or suspended the Trust will be continued until terminated by the Employer or until all Trust assets have been distributed.


                                   ARTICLE XIV
                                     GENERAL

         14.1 SEVERABILITY. Each provision of the Plan is independent of each other provision. If any provision of the Plan proves to be, or is finally held by any court or tribunal, board or authority of competent jurisdiction to be illegal, unenforceable or in conflict with the Code, ERISA or any other law relating to qualified employees' trusts, that provision will be disregarded and will be void. That invalidation will not impair the Plan or any of its other provisions.

         14.2 MERGER OF PLANS. No merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, any other plan of deferred compensation or trust fund maintained or established for the benefit of all or some Members may occur unless:

         (a) each Member would receive (if the other plan then terminated) a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated);

         (b) resolutions adopted by the Employer, and by any new or successor employer of the affected Members, authorize the transfer of assets and, in the case of the new or successor employer of the affected Members, its resolutions specifically assume liabilities for those Members' benefits; and

         (c) the other plan and trust are qualified under Code Sections 401(a) and 501(a).

         14.3 PLAN NOT A CONTRACT OF EMPLOYMENT. Neither the creation of the Plan nor any amendment to it nor the creation of the Trust Fund nor the payment of benefits gives any legal or equitable right to any person against the Employer or any Affiliate, their officers or employees, or against the Trustee except as provided in the Plan. All liabilities under the Plan will be satisfied, if at all, only out of the Trust Fund. Participation in the Plan does not give any Member any right to continued employment.

         14.4 SUCCESSORS; REORGANIZATIONS. In the case of the merger, consolidation, sale of assets, liquidation or other reorganization of the Employer under circumstances in which a successor person, firm or company (a) continues all or a substantial part of the Employer's business and (b) employs a substantial number of the Employer's employees, the successor will be substituted for the Employer under the Plan if it files a written election with the Trustee and the Committee to carry on the provisions of the Plan.

         14.5 EXPENSES. The Employer will pay all the expenses of administering the Plan (including attorneys' fees), including the Trustee's compensation and expenses, any broker's fees incurred by the Trust, the Committee's expenses and any other expenses incurred at the direction of the Committee. Any of those expenses not paid by the Employer will be paid out of the Trust Fund.

         14.6 CONTROLLING LAW. The Plan will be construed and enforced according to the laws of the United States and the State in which the Employer has its principal place of business.

         14.7 CONSTRUCTION. If the Plan contains contradictory clauses or if there appears to be a conflict between its provisions, the following rules of construction will apply:

         (a) The interpretation that favors the Plan as a tax- free retirement plan and the deduction of Employer Contributions for federal income tax purposes will prevail over any interpretation that might render the Plan taxable or prevent that deduction.

         (b) Subject to subsection (a), the rules established by the Supreme Court of the State in which the Employer has its principal place of business for the construction of like instruments will apply.

         14.8 HEADINGS. The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of its provisions.

         14.9 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which is an original. All counterparts constitute one and the same instrument, sufficiently evidenced by any one counterpart.

         14.10 TREASURY QUALIFICATION. The Plan is designed to comply with Code
 Section 401(a) and will terminate automatically if the Internal Revenue Service issues a written determination that the Plan as initially adopted is not qualified and the Employer elects not to amend or further amend the Plan. Upon termination of the Plan under this Section, the Trust will terminate and all amounts contributed by the Employer and Members (adjusted for net earnings and losses) will be returned to them.

         14.11 DENIAL OF GUARANTY. There is no guarantee that the Trust Fund will not incur losses or depreciate in value. Also, there is no guarantee that any benefit or amount which may become due to any Member or Beneficiary, or to any creditor of the Trust will be paid, nor does the Employer or the Committee guarantee or assume any obligation to enforce payment by any insurance company of any benefit or amount which may become due under any insurance contract. Each Member or Beneficiary and any creditor of the Trust may look only to the Trust Fund for payment. After a Member's benefit has been fully distributed to him or to his Beneficiary, or to the persons designated in Sections 7.6 (Payment of Benefits) or 7.7 (Payment in Case of Incapacity), his interest in the Trust Fund is extinguished. The Employer is not liable in any manner to any Member, Beneficiary or other person for any act or omission of the Committee or Trustee.

         14.12 ADOPTION BY AFFILIATES. If the Employer consents, any entity which is an Affiliate of the Employer may adopt this Plan to provide benefits for its employees. In that case, all of the terms of the Plan will apply identically to all Employees of the Employer and the adopting Affiliate. However, the Employer and Affiliate may, if specified in Section 4.12 of the Adoption Agreement, agree that (a) the Employer Contribution Formula will be separately determined for Employees of the Employer and Employees of the adopting Affiliate; (b) the Allocation Formula will be separately applied to each group of Employees and (c) Forfeitures will be allocated solely among persons who are employed by the adopting entity which employed the persons whose termination generated the forfeiture.